As filed with the Securities and Exchange Commission on April 25, 2024
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATA Creativity Global
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
c/o Rm. 507, Bldg. 3, BinhuZhuoyueCheng,
WenhuaKechuangYuan, Huayuan Blvd. 365,
Baohe, Hefei, Anhui 230051, China
Tel: (86-551) 6513-5763
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associate
850 Library Avenue, Suite 204
Newark, DE 19711
(301) 738-6680
(Name, address and telephone number of agent for service)

Copy to:
Ning Zhang, Esq.
Morgan, Lewis & Bockius LLP
Beijing Kerry Centre South Tower, Suite 823
8th Floor, No. 1 Guang Hua Road
Chaoyang, Beijing 100020
People’s Republic of China
Tel: +8610-5876-3500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated            , 2024
PROSPECTUS
ATA Creativity Global
US$80,000,000 of
Common Shares in the Form of American Depositary Shares
and
Warrants
The Company may, from time to time, in one or more offerings, offer and sell up to US$80,000,000 of its common shares, par value US$0.01 per share, in the form of American Depositary Shares, or ADSs, warrants, or any combination thereof as described in this prospectus. Each ADS represents two common shares. The warrants may be exercisable for common shares.
The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.
This prospectus provides a general description of the securities the Company may offer. The Company will provide the specific terms of the securities offered in one or more supplements to this prospectus. The Company may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to sell any securities unless accompanied by the applicable prospectus supplement.
Our ADSs are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “AACG.” On April 24, 2024, the last reported sale price of the ADSs on Nasdaq was US$0.87 per ADS.
The amount of securities that we may sell under this prospectus during any 12-month period is limited by General Instruction I.B.5. of Form F-3 to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates (our “Public Float”). The aggregate market value of our Public Float as of April 24, 2024, was US$17,737,398 (calculated based upon the 22,034,035 common shares in our Public Float and the US$1.61 market price of our ADSs, each of which represents two common shares, on such date). During the period of 12 calendar months immediately prior to and including the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.5. This limitation will only apply until such time, if any, as our Public Float exceeds $75,000,000.
Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors. You will not and may never have direct ownership in the operating entity based in China.
Certain Issues Relating to Operations in the PRC
The Company is not a Chinese operating company but a Cayman Islands holding company with operations conducted primarily through its PRC subsidiary Beijing Huanqiuyimeng Education Consultation Corp., or Huanqiuyimeng and its subsidiaries. The Company, through its wholly owned subsidiary ACG International Group Limited, or ACGIGL, holds 69.04% of the equity interests of Huanqiuyimeng. The Company also has the power to direct activities of ATA Intelligent Learning (Beijing) Technology Limited, or the VIE, through ATA Education Technology (Beijing) Limited (formerly known as ATA Testing Authority (Beijing) Limited), or the WFOE, pursuant to a series of contractual arrangements entered into by the WFOE with the VIE and its shareholders, and the Company consolidates the VIE into its consolidated financial statements under U.S. GAAP. As of the date hereof, the VIE has no business operations of its own, but holds 30.96% equity interests in Huanqiuyimeng, and 70% equity interests in Beijing Zhenwu Technology Development Co., Ltd., or Beijing Zhenwu, a PRC company established in August 2021 for the purpose of developing and marketing our project-based learning services in the form of short-term art courses

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but has no business operations as of the date hereof. Other than holding equity interests in Huanqiuyimeng and Beijing Zhenwu, the VIE also holds minority investments in two PRC companies. Notwithstanding the foregoing, as we are currently considering expanding our online courses and other services, for which an internet content provision license, or ICP license, may be required under PRC law, we may elect to provide such services through the VIE in the future if and to the extent that an ICP license or any other license or permission not available for foreign-invested companies is required. The variable interest entity structure is a structure commonly used to provide contractual exposure to foreign investment in China-based companies where PRC law prohibits or restricts direct foreign investment in the related Chinese operating companies, and investors may never be able to directly hold equity interests in the VIE. However, these contractual arrangements involve unique risks to investors and may be less effective in providing operational control than direct ownership as the VIE’s shareholders may fail to perform their obligations under the contractual arrangements and we could incur substantial costs in enforcing these contractual arrangements if we are able to enforce these contractual arrangements at all. Our rights under such contractual arrangements have not been tested in a court of law, and we cannot assure you that a court would enforce our contractual rights. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to such contractual arrangements, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIE, and consequently, significantly affect our financial condition and results of operations. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations and rules, we could be subject to severe penalties or be forced to relinquish our interests in the VIE or forfeit our rights under the contractual arrangements. Please refer to “Item 4. Information on the Company — A. History and Development of the Company — Our Consolidated Variable Interest Entity,” “Item 4. Information on the Company — A. History and Development of the Company —  Contractual Arrangements with the VIE” and “Item 3. Key Information — D. Risk Factors — Risks Relating to our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
We operate business primarily in China and are subject to complex and evolving PRC laws and regulations. Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer our ADSs in the future, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our ADSs to significantly decline in value or become worthless.
In recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations and overseas listing in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, issuing new regulations requiring Chinese companies conducting direct and indirect overseas securities offering and listing to complete filing procedure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are still new or evolving, it is highly uncertain what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the People’s Republic of China” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
For example, on December 28, 2021, the Cyberspace Administration of China, or the CAC published the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”), which became effective on February 15, 2022, pursuant to which, (i) critical information infrastructure operators purchasing network products and services that affect or may affect national security, (ii) internet platform operators engaging in data processing activities that affect or may affect national security, and (iii) any internet platform operator possessing personal information of more than one million users and applying for listing on a foreign exchange, shall be subject to the cybersecurity review by the CAC. We believe the Company, its subsidiaries and the VIE would not be subject to the cybersecurity review by the CAC, given that the Company, its subsidiaries and the VIE do not possess a large amount of personal information in our business operations, and data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If the relevant laws, regulations or interpretations change in the future and the Company, its subsidiaries and the VIE are subject to mandatory cybersecurity review and other specific actions required by the CAC, we will face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. If not, the Company, its subsidiaries and the VIE may be required to suspend relevant business, shut down relevant website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to

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significantly decline or be worthless. As of the date of this prospectus, the Company, its subsidiaries and the VIE have not received any notice from regulatory authorities requiring us to go through the cybersecurity review by the CAC.
On February 17, 2023, the China Securities Regulatory Commission, or the CSRC issued the Trail Implementation Management Measures of Overseas Offering and Listing by Domestic Companies (the “Overseas Offering and Listing Measures”), which came into effect on March 31, 2023, and provides principles and guidelines for direct and indirect issuance of securities overseas by a Chinese domestic company. Under the Overseas Offering and Listing Measures, the substance, rather than the form of issuance, will govern when determining whether an issuance constitutes “indirect issuance of securities overseas by a Chinese domestic company,” and in the event any listing or issuance of securities has fallen under this definition, the issuer shall assign one of its related major Chinese domestic operating entities to make filings with the CSRC within three business days after its initial public offering or any offerings after the initial public offering. As the Company is a Cayman Islands holding company with nearly all of business operations conducted within the territory of mainland China, we understand the Company’s listing and issuance of securities on Nasdaq constitutes indirect issuance of securities overseas by a Chinese domestic company under the Overseas Offering and Listing Measures. However, according to the Notice on Management and Arrangement of the Filing of Overseas Offering and Listing by Domestic Companies issued by CSRC on February 17, 2023 (the “Overseas Offering and Listing Notice”), an issuer who has completed overseas issuance and listing before March 31, 2023 like us is not required to file with the CSRC for the offering or listing that is already completed but is required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed after the effective date of the Overseas Offering and Listing Measures. As such, we and the VIE are not required to make filings with CSRC under the Overseas Offering and Listing Measures for the Company’s initial public offering but we will be required to file with the CSRC within three business days after the completion of the offering(s) under this registration statement by the Company. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course in connection with an offering under this registration statement. As the Overseas Offering and Listing Measures is still new and the interpretations and implementation of such regulation still involve uncertainties, we cannot assure you that the Company, its subsidiaries and the VIE can complete the filings with the CSRC if the Company intends to effect the offering(s) under this registration statement. In addition, since regulatory regime of the PRC for securities activities continues to rapidly evolve, we cannot assure you that we will not be required in the future to make filings with or obtain approvals from the CSRC or potentially other regulatory authorities in order to maintain the listing status of our ADSs on Nasdaq due to changes or passing of applicable laws, regulations, or interpretations in the future. In the event that it is determined that the Company, its subsidiaries and the VIE are required to make filings with or obtain approval from the CSRC or any other regulatory authority but fail to make such filings or obtain such approvals timely or at all, the PRC subsidiaries of the Company or the VIE may be subject to non-compliance rectification order, warning letters or fines, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
Effect of Holding Foreign Companies Accountable Act and Related SEC Rules
On December 18, 2020, Holding Foreign Companies Accountable Act, or HFCAA, was enacted, according to which, among others, if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (United States), or PCAOB, for three consecutive years, the SEC shall prohibit our common shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the Consolidated Appropriations Act, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of positions taken by PRC authorities in those jurisdictions. Because our former auditor KPMG Huazhen LLP who issued our audit report for the fiscal year ended December 31, 2021, is located in mainland China, it was subject to such PCAOB determination. Following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021, on May 26, 2022, the Company was identified on SEC’s “Conclusive list of issuers identified under the HFCAA” (available at https://www.sec.gov/hfcaa). On August 26, 2022, the CSRC, the Ministry of Finance of China, or MOF, and the PCAOB signed a Statement of Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Statement of Protocol disclosed by the PCAOB, the PCAOB shall have sole discretion to select any issuer audits for inspection or investigation in addition to other provisions that are intended to provide the PCAOB with complete

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access. The SEC also indicated in its fact sheet regarding the Protocol that the PCAOB may transfer information to the SEC for all SEC purposes, including administrative or civil enforcement actions.
On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. As a result, the Company was not identified as a Commission-Identified Issuer under the HFCAA upon filing our annual report on Form 20-F for the fiscal year ended December 31, 2022 and thus the calculation of the consecutive period to trigger trade prohibition was interrupted. Should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward as well as to continue pursuing ongoing investigations and initiating new investigations, as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCAA, if necessary.
On June 30, 2023, we dismissed KPMG Huazhen LLP as the Company’s independent registered public accounting firm and appointed Audit Alliance LLP, or Audit Alliance, as the Company’s independent registered public accounting firm and to issue our audit report for the fiscal year ending December 31, 2023. Audit Alliance is located in Singapore and is subject to inspection by the PCAOB on a regular basis. However, if, in the future, the PCAOB determines that it is unable to inspect or investigate completely our auditor, trading in our securities may be prohibited and our ADSs may be delisted under the HFCAA.
Transfer of Cash within Our Organization
We adopt a holding company structure, and our holding companies may rely on dividends and other distributions on equity paid by our current and future PRC subsidiaries or cash paid by the VIE under the VIE arrangement for their cash requirements, including the funds necessary to service any debt we may incur or financing we may need for operations not carried through our PRC subsidiaries or the VIE. Due to restrictions on foreign exchange placed on our PRC subsidiaries and the VIE by the PRC government under PRC laws and regulations, to the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund our operations outside of the PRC, the funds may not be available due to such limitations unless and until related approvals and registrations are obtained.
The Company may transfer funds to its wholly owned subsidiaries, ATA Testing Authority (Holdings) Limited or ATA BVI and ACGIGL, through capital contribution into or a shareholder loan to such subsidiaries, respectively. ATA BVI may transfer funds through capital contribution into or a shareholder loan to the WFOE. ACGIGL may transfer funds through capital contribution into or a shareholder loan to ATA Creativity Global (Hong Kong) Limited, or ACG HK, which is formerly known as Xing Wei Institute (HongKong) Limited, and Huanqiuyimeng, respectively. The WFOE and Huanqiuyimeng may transfer funds to their respective subsidiaries through capital contribution into or a shareholder loan to them. The WFOE provides services including comprehensive business support, technical services, and consultancy, in exchange for service fees from the VIE. The WFOE may also provide loans to the VIE, subject to statutory limits and restrictions. In addition, the VIE may also receive dividends from its subsidiaries or investing companies, including Huanqiuyimeng and others. Please refer to “Item 3. Key Information — Cash Flow and Assets Transfer between the Company, Its Subsidiaries, and the VIE” and “Item 3. Key Information — Restrictions on Foreign Exchange and Our Ability to Transfer Cash Between Entities, Across Borders, and to U.S. Investors, and Restrictions and Limitations on Our Ability to Distribute Earnings from Our Businesses” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Investing in the securities described herein involves risks. See “Risk Factors” beginning on page 32 of this prospectus and risk factors set forth in our most recent Annual Report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”
The Company may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of US$80,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
In addition, this prospectus and any accompanying prospectus supplement do not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the Securities Act of 1933 (as amended, the “Securities Act”). We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
In this prospectus, unless otherwise indicated or the context otherwise requires,
•
“ADSs” refers to American Depositary Shares, each of which represents two of our common shares;

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the “Company” refers to ATA Creativity Global, formerly known as ATA Inc.;

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“China” or “PRC” refers to the People’s Republic of China;

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“Renminbi” or “RMB” refers to the legal currency of China;

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“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

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“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.
We incorporate by reference into this prospectus the following documents:
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Our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 10, 2024;

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The description of our common shares and ADSs contained in our registration statement on Form 8-A (File No. 001-33910), filed with the SEC on January 10, 2008, and any amendment or report filed for the purpose of updating such description;

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Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 10, 2024 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
ATA Creativity Global
c/o 1/F East Gate, Building No. 2, Jian Wai Soho,
No. 39 Dong San Huan Zhong Road,
Chao Yang District, Beijing 100022, China
Telephone: +8610-6518-1133
Attention: Investor Relations Department
You may also access these documents on our website, https://ir.atai.net.cn/sec-filings. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that relate to our current expectations and views of future events. Such forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify some of these forward-looking statements by words or phrases such as “may,” “should,” “intend,” “predict,” “aim,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions, although not all forward-looking statement contain these words. Forward-looking statements include, but are not limited to, statements relating to:
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our goals and strategies;

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our future prospects and market acceptance of our products and services;

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our future business development and results of operations;

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our plans for mergers and acquisitions;

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the impact of the Huanqiuyimeng Acquisition (as defined below);

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projected revenues, profits, earnings and other estimated financial information;

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our plans to expand and enhance our products and services;

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the potential market size and growth of our products and services;

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competition in the market for our products and services;

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PRC laws, regulations and policies, including those applicable to the education industry, internet content providers, variable interest entity and foreign exchange;

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the impact of the political tensions between the United States and China or other countries, and the impact of actual or potential international military actions;

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the impact of the coronavirus disease, or the COVID-19, and other pandemic or natural disaster; and

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assumptions underlying or related to any of the foregoing.

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the cautionary statements included in this prospectus and in “Item 3. Key Information — D. Risk Factors” section in our most recent annual report on Form 20-F incorporated by reference herein. Those risks are not exhaustive. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus, as well as any accompanying prospectus supplement, completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUMMARY
Our Company
We are an international educational services provider focusing on providing quality international educational experiences related to the cultivation and improvement of students’ creativity. Currently, our principal product and service are portfolio training services which we provide to students in China who are interested in studying art overseas. We believe we are one of the leading players in the portfolio training market in many regards, including geographic coverage, product breadth and student enrollment, among others. To achieve our one-stop service strategy, we also provide research-based learning services, overseas study counselling services, in-school art classes through cooperation with high schools and training organizations, junior art education and other educational services to our students. We have successfully helped thousands of students in China gain entry into art universities and colleges in the U.S., UK, Europe, Japan, Australia and other countries, among which quite a few have gained entry into top art universities and colleges in such countries. While working on developing new international education related products and services, we are also exploring acquisition opportunities in the international education sector to broaden our service spectrum.
Our predecessor company, American Testing Authority, Inc., a New York company, began operations in 1999, and in the same year established the WFOE with a company name of ATA Testing Authority (Beijing) Limited as a wholly-owned subsidiary in China, which changed its company name to ATA Education Technology (Beijing) Limited on February 18, 2019. In November 2001, our founders established ATA BVI in the British Virgin Islands. In the following year, American Testing Authority, Inc. merged into ATA BVI and ATA BVI became our holding company.
We incorporated ATA Inc. in the Cayman Islands in September 2006 as our listing vehicle. ATA Inc. became our ultimate holding company in November 2006 when it issued shares to the existing shareholders of ATA BVI in exchange for all of the outstanding shares of ATA BVI. We completed our initial public offering in 2008.
In 2019, we completed the acquisition of 100% equity interests of Huanqiuyimeng, a leading provider of educational services for students in China interested in applying for overseas art study (the “Huanqiuyimeng Acquisition”). On September 13, 2019, we changed the name of our Cayman holding company from “ATA Inc.” to “ATA Creativity Global” in connection with the Huanqiuyimeng Acquisition. On October 17, 2019, we changed the trading symbol for our ADSs listed on Nasdaq from “ATAI” to “AACG.”

The following diagram illustrates the simplified corporate structure of us and the VIE as of the date of this prospectus:

Notes:
(1)
ATA Creativity Global is the entity in which investors hold or can purchase their interest.

(2)
As of the date of this prospectus, the VIE has no business operations of its own.

(3)
Beijing Zhenwu was established in August 2021 mainly for purposes of developing and marketing our project-based learning services in the form of short-term art courses, and has no substantive business operations as of the date hereof.

(4)
We conduct our operations primarily through Huanqiuyimeng and its subsidiaries. Huanqiuyimeng provides most of the portfolio training services, overseas study counselling services and research-based learning services, as well as certain other educational services by itself, and also provides some of such services through its wholly owned subsidiaries. As of the date of this prospectus, Huanqiuyimeng has 12 directly or indirectly wholly owned subsidiaries.

The Company is a Cayman Islands exempted company limited by shares, operating under the Companies Act of the Cayman Islands. The address of principal executive offices of our China businesses is Rm. 507, Bldg. 3, BinhuZhuoyueCheng, WenhuaKechuangYuan, Huayuan Blvd. 365, Baohe, Hefei, Anhui 230051, China, and our telephone number is (86-551) 6513-5763. Our primary website address is http://www.atai.net.cn. The information contained on, or that can be accessed through our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. The SEC maintains an internet site at http://www.sec.gov that contains electronic reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

Our Corporate Structure
The Company is not a Chinese operating company but a Cayman Islands holding company with operations conducted primarily through our PRC subsidiary Huanqiuyimeng and its subsidiaries. 69.04% of the equity interests of Huanqiuyimeng is indirectly owned by the Company through ACGIGL, a wholly owned subsidiary of the Company, and 30.96% equity interests of Huanqiuyimeng is owned by the VIE. We, through the WFOE, entered into a series of contractual arrangements with the VIE and its shareholders, including (i) powers of attorney under which we can exclusively exercise all rights of shareholders of the VIE; (ii) exclusive technical consulting and services agreement that allows us to have sole and exclusive right to provide specified technical and consulting services to the VIE and receive certain consulting fees from the VIE; (iii) call option and cooperation agreement and loan agreements that provide us with the option to purchase the equity interest in the VIE; and (iv) equity interest pledge agreements that guarantee the performance of the VIE and its shareholders’ obligations under the exclusive technical consulting and services agreement and the call option and cooperation agreement (such contractual arrangements, collectively, the “VIE Agreements”). Under U.S. GAAP, pursuant to such contractual arrangements, the Company has (i) the power, through the WFOE, to direct activities of the VIE that most significantly impact the economic performance of the VIE; and (ii) the obligation to absorb the losses and the right to receive benefits of the VIE that could potentially be significant to the VIE. As such, the Company is deemed to be the primary beneficiary of the VIE for accounting purposes and must consolidate the VIE. Please refer to “Item 4. Information on the Company — A. History and Development of the Company — Our Consolidated Variable Interest Entity” and “Item 4. Information on the Company — A. History and Development of the Company — Contractual Arrangements with the VIE” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference. However, these contractual arrangements may be less effective in providing operational control than direct ownership as the VIE’s shareholders may fail to perform their obligations under the contractual arrangements and we could incur substantial costs in enforcing these contractual arrangements if we are able to enforce these contractual arrangements at all. Our rights under such contractual arrangements have not been tested in a court of law, and we cannot assure you that a court would enforce our contractual rights. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to such contractual arrangements, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIE, and consequently, significantly affect our financial condition and results of operations. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations and rules, we could be subject to severe penalties or be forced to relinquish our interests in the VIE or forfeit our rights under the contractual arrangements. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Please refer to “Our Company” above for the simplified corporate structure of us and the VIE as of the date of this prospectus.
Government Regulations and Permissions
As of the date of this prospectus, we believe that the Company, its subsidiaries and the VIE have received all requisite permissions and approvals from the PRC government authorities to operate their businesses in China and offer securities to foreign investors, and no permissions or approvals have been denied. We have obtained an opinion from Jincheng Tongda & Neal Law Firm, our PRC legal counsel, with respect to all permissions and approvals necessary to operate our businesses in China and offer securities to foreign investors. However, as PRC laws and regulations with respect to certain licenses and permissions are unclear and are subject to interpretations and enforcement of local governmental authorities, we may inadvertently conclude that certain permissions and approvals are not required but the regulators do not take the same view as we do. Also, if applicable laws, regulations or interpretations change, the Company, its subsidiaries and the VIE may be required to obtain additional licenses or approvals. Moreover, there may be new rules, regulations, government interpretations or government policies in China to govern the businesses we currently operate. Such new rules, regulations, government interpretations or government policies may subject our business operations to additional license or filing requirements.
Below is a table summarizing (i) all permissions and approvals the Company, its subsidiaries or the VIE are required to obtain from the PRC government authorities for their business operations in China as of the date of this prospectus; (ii) permissions and approvals which we may inadvertently conclude are not required but the regulators may not take the same view as we do, and (iii) permissions and approvals that are not required as of the date of prospectus but we believe may be required in the future due to changes or passing of applicable laws, regulations, or interpretations, based on information available to the Company.
	Permissions and approvals	Holders of permissions and approvals	Consequences for not obtaining such permissions and approvals
Permissions and approvals the Company, its subsidiaries or the VIE are required to obtain from the PRC government authorities for their business operations in China	Business License	PRC subsidiaries of the Company and the VIE	Not applicable as all entities required to obtain such permissions and approvals have obtained such permissions and approvals.
	Registration and Filing of Foreign-invested Enterprises	The WFOE and Huanqiuyimeng
Permissions and approvals which we may inadvertently conclude are not required but the regulators may not take the same view as we do	Operating permit for private school or approvals for non-academic after-school tutoring institutions from local competent authorities (see below for more detailed discussion)	Two of our subsidiaries i.e. , Jinan City Shizhong District Nuobi Education Training School Co., Ltd., or Jinan Nuobi, and Qingdao Haili Education Consultation Co., Ltd., or Qingdao Haili, have respectively obtained an operating permit for private school. Jinan Nuobi operates our junior art education business while Qingdao Haili has no business operation and operates no training center. Other than the junior art education business operated by Jinan Nuobi, none of our training centers have obtained an operating permit or approvals for non-academic after-school tutoring institutions from local competent authorities.	Our training centers may be subject to various penalties, including fines, orders to promptly rectify the non-compliance, return course and service fees collected, pay a multiple of the amount of returned course and/or service fees to regulators as a penalty, and/or cease operations, which could materially and adversely affect our business, results of operations, financial condition, and the value of our ADSs.
	Travel Agency Business License (see below for more detailed discussion)	None	Our PRC subsidiaries engaged in research-based learning services may be subject to non-compliance rectification order, confiscation of illegal income from such business, or fines, which could materially and adversely affect our business, financial condition, results of operations and the value of our ADSs.

	Permissions and approvals	Holders of permissions and approvals	Consequences for not obtaining such permissions and approvals
	ICP license (see below for more detailed discussion)	The VIE	Our PRC subsidiaries delivering online courses services may be subject to non-compliance rectification order, confiscation of illegal income from such business, or fines; or if the non-compliance is deemed serious by the regulators, may be ordered to suspend business for rectification, which could materially and adversely affect our business, financial condition, results of operations and the value of our ADSs.
Permissions and approvals that are not required as of the date of this prospectus but we believe may be required in the future due to changes or passing of applicable laws, regulations, or interpretations	Filing with the CSRC under the Overseas Offering and Listing Measures (see below for more detailed discussion)	Not applicable	The PRC subsidiaries of the Company or the VIE may be subject to non-compliance rectification order, warning letters, or fines, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
	Cybersecurity review clearance (see below for more detailed discussion)	Not applicable	The Company, its subsidiaries and the VIE may be required to suspend relevant business, shut down relevant website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Permissions and approvals	Holders of permissions and approvals	Consequences for not obtaining such permissions and approvals
Security Assessment of Cross-border Transfer of Personal Information/ Personal Information Protection Certification	Not applicable	The Company, its subsidiaries and the VIE may be subject to non-compliance rectification order, warning, confiscation of illegal income or fines, or if the non-compliance is deemed serious by the regulators, suspension of relevant business and revocation of relevant business operation permissions or business licenses, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs.
Clearance under the Confidentiality Provisions (see below for more detailed discussion)	Not applicable	The Company, its subsidiaries and the VIE may be subject to investigation, fines and other penalties; and if any related behavior is suspected as a crime, may be subject to criminal penalties, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs.
Potential Permissions and Approvals for Business Operations
Operating Permit for Private School
According to the Law for Promoting Private Education, as amended by the Standing Committee of the National People’s Congress of the PRC, or the NPC, on December 29, 2018 (the “Amended Private Education Law”), and the Amended Implementation Rules for the Law for Promoting Private Education newly promulgated by the State Council on April 7, 2021 which became effective on September 1, 2021 (the “Amended Implementation Rules”), private schools are required to obtain operating permits from relevant PRC authorities for carrying out educational activities. Although the Amended Private Education Law generally states that private education institutions are also included in the category of “private schools,” as of the date of this prospectus, relevant implementing rules only require private education institutions providing tutoring services on academic subjects for K-12 students and certain vocational skill education services to obtain private school operating permits. On July 24, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council issued the Opinions on Further Alleviating the Burden of Homework and After-School Tutoring for Students in Compulsory Education, or the Opinion, which, among others, requires that local government authorities shall (i) classify non-academic subjects according to the categories of sports, culture and art, science and technology and other non-academic subjects and designate the competent authorities responsible for administering such non-academic after-school tutoring institutions respectively, (ii) formulate standards for different categories of non-academic subjects and (iii) conduct strict examination before granting any permission. As of the date of this prospectus, in order to implement the Opinion, certain local government authorities, including some of the areas where we have training centers such as Guangdong Province, Jiangsu Province, Yunnan Province, Sichuan Province

and Liaoning Province, have promulgated rules that require non-academic after school tutoring institutions in areas for K-12 students, such as art, music, among others, to obtain private school operating permit or prior approvals for non-academic after school tutoring institutions from local competent authorities. For example, on August 2, 2021, the Department of Education of Guangdong Province issued a notice which provides that local educational administration authorities shall approve the activities conducted by non-academic after school tutoring institutions involving in non-academic subjects such as physical education, art, etc, in accordance with the relevant laws and regulations and issue operating permit accordingly; further, on December 9, 2022, the Department of Education of Guangdong Province and other government authorities jointly issued the Approval Procedure Guidance for Operating Permit Application of Non-academic After School Tutoring Institutions (Trial Implementation), which provides that, among others, the non-academic after school tutoring institutions that provide training for primary, middle and high school students may apply for operating permit if meeting the standards provided in the Amended Private Education Law. On November 8, 2023, the Department of Education of Liaoning Province and other government authorities jointly issued the Management Measures for Non-academic After School Tutoring Institutions Targeting Primary and Secondary Middle School Students of Liaoning Province, which came into effect on December 1, 2023 and provides that, among others, the non-academic after school tutoring institutions providing art training to primary and secondary middle school students and pre-school children aged 3 and above shall apply for operating permit from local education administration authorities at county level. However, the foregoing laws, regulations, rules and guidance are still new, and thus the interpretation of the foregoing remain unclear in several respects at this time, and especially, it is unclear if private education institutions mainly focusing on art education for high school and undergraduate students for the purpose of overseas study like us are required to obtain private school operating permits or the approval for non-academic after-school tutoring institution from local competent authorities. Since related regulatory regime of education industry in the PRC continues to rapidly evolve, the interpretations of relevant regulations and rules are not always uniform, and the enforcement of relevant regulations and rules involve uncertainties, we cannot assure you that our training centers will not be classified as “private schools” and thus be required to obtain the private school operating permits or other relevant approval from local competent authorities by the regulators due to any future and further development, interpretation and enforcement of relevant regulations and rules.
To date, our PRC subsidiaries operating our training centers have not received any notifications which require them to obtain private school operating permits or approvals for non-academic after-school tutoring institutions from local competent authorities. As of the date of this prospectus, two of our subsidiaries i.e., Jinan Nuobi and Qingdao Haili, have respectively obtained an operating permit for private school. Jinan Nuobi operates our junior art education business while Qingdao Haili has no business operation and operates no training center. Other than the junior art education business operated by Jinan Nuobi, none of our training centers have obtained an operating permit or approvals for non-academic after-school tutoring institutions from local competent authorities. If we inadvertently conclude that such permissions are not required but the regulators do not take the same view as we do, our training centers may be subject to various penalties, including fines, orders to promptly rectify the non-compliance, return course and service fees collected, pay a multiple of the amount of returned course and/or service fees to regulators as a penalty, and/or cease operations. If this occurs, our business, results of operations, financial condition and the value of our ADSs could be materially and adversely affected. Please refer to “Item 3. Key Information —  D. Risk Factors — Risks Relating to Regulations of Our Business — As PRC laws and regulations with respect to certain licenses and permissions are unclear and are subject to interpretations and enforcement of local governmental authorities, the Company, its subsidiaries and the VIE may be required to obtain additional licenses” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Operating Permit for Travel-related Activity
The Tourism Law of the PRC, which was promulgated by the Standing Committee of the NPC and most recently amended on October 26, 2018, provides that, among other things, to engage in the businesses of outbound tourism, a travel agency shall obtain the corresponding business permit, and the specific conditions shall be provided for by the State Council and that when organizing an outbound touring group, or organizing or receiving an inbound touring group, a travel agency shall, in accordance with the relevant provisions, arrange for a tour leader or tour guide to accompany the touring group in the whole tour. Regulations on Travel Agencies promulgated by the State Council, amended on November 29, 2020, and the Implementation

Rules of Regulations on Travel Agencies, provide that, among other things, the travel agency shall mean any entity that engages in the business of attracting, organizing, and receiving tourists, providing tourism services for tourists and operating domestic, inbound or outbound tourism; the aforementioned business shall include but not limited to arranging for transport services, arranging for accommodation services, providing services for tour guides or team leaders, providing services of tourism consultation and tourism activities design. According to the Regulations on Travel Agencies and its implementation rules, any tourism agency engages in domestic and outbound tourism shall apply for corresponding permits to engage in such tourism activities from the administrative department of tourism under the State Council, the governments of provinces, autonomous regions, or municipalities. With respect to our research-based learning services, our PRC subsidiaries cooperate with third party travel agencies which have travel agency permits for our educational travel activities, such as accommodation and tour guiding. We don’t think our PRC subsidiaries engaged in such travel-related activities under their cooperation with third party travel are also required to obtain travel agency permits under the current law rules, and such PRC subsidiaries have not received any notifications which require them to obtain travel agency permit. If we inadvertently conclude that such permissions are not required but the regulators do not take the same view as we do, the relevant regulators may order such PRC subsidiaries to rectify the non-compliance, confiscate the illegal income from such business and impose fines on such PRC subsidiaries. If this occurs, our business, results of operations, financial condition and the value of our ADSs could be materially and adversely affected. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — As PRC laws and regulations with respect to certain licenses and permissions are unclear and are subject to interpretations and enforcement of local governmental authorities, the Company, its subsidiaries and the VIE may be required to obtain additional licenses” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
ICP license
On September 25, 2000, the State Council promulgated the Administrative Measures on Internet Information Services, or the Internet Measures, which was amended in January 2011. Under the Internet Measures, commercial internet information services operators shall obtain an ICP license from the relevant government authorities before engaging in any commercial internet information services operations within the PRC. According to the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2021 Edition), the provision of information services falls in the restricted category and the percentage of foreign ownership cannot exceed 50%. Since the outbreak of the COVID-19, we have shifted some of our offline courses to online courses and provided them to our students through online platforms of third-party IT service providers. We believe that our PRC subsidiaries providing such online courses are not required to obtain the ICP license as they have not developed their own platforms but delivered such courses through third-party online platforms. To date, our PRC subsidiaries have not received any notifications from PRC governmental authorities to require them to obtain the ICP license. However, since the enforcement of relevant regulations and rules involve uncertainties, we cannot assure you that the regulators will take the same view as we do. If we inadvertently conclude that the ICP license is not required for our PRC subsidiaries, our PRC subsidiaries delivering online courses services may be subject to non-compliance rectification order, confiscation of illegal proceeds, or fines; or if the non-compliance is deemed serious by the regulators, may be ordered to suspend business for rectification. If this occurs, our business, results of operations, financial condition and the value of our ADSs could be materially and adversely affected. To date, none of our PRC subsidiaries have obtained the ICP license due to the foreign investment restriction for the ICP license, but the VIE has obtained the ICP license to preserve our flexibility to operate relevant business. If the ICP license is required in the future or we choose to provide information services through our own online platform, we will transfer relevant businesses to the VIE to comply with the compliance requirements. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — As PRC laws and regulations with respect to certain licenses and permissions are unclear and are subject to interpretations and enforcement of local governmental authorities, the Company, its subsidiaries and the VIE may be required to obtain additional licenses” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Security Assessment of Cross-border Transfer of Personal Information/Personal Information Protection Certification
On August 20, 2021, the Standing Committee of the NPC promulgated the Personal Information Protection Law, which took effect on November 1, 2021, pursuant to which, personal information processors, who need to transfer personal information out of mainland China for business and other needs, shall satisfy one of the following conditions: (i) passing the security assessment by the national cyberspace authorities; (ii) being certified by professional organizations for personal information protection; (iii) entering into contracts providing the rights and obligations of both parties with overseas recipients in accordance with the standard contract formulated by the national cyberspace authorities; and (iv) other conditions specified by laws, administration regulations and the national cyberspace authorities. The personal information processors shall take necessary measures to ensure that the activities of the overseas recipients handling personal information meet the standards of personal information protection stipulated in the Personal Information Protection Law. If a personal information processor provides personal information cross the border of mainland China, it shall inform the information owners of the name and contact information of the overseas recipients, the purpose and manner of information processing, the type of personal information, and the manner and procedure for the information owners to exercise their rights under the Personal Information Protection Law over the overseas recipients, and obtain consent of the information owners. On July 7, 2022, the CAC issued the Measures on Security Assessment of the Cross-border Transfer of Data, which took effect on September 1, 2022. The measures provide that four types of cross-border transfers of critical data or personal information generated from or collected in mainland China should be subject to a security assessment, which include: (i) a data processor to transfer important data overseas; (ii) either a critical information infrastructure operator, or a data processor processing personal information of more than 1 million individuals, transfers personal information overseas; (iii) a data processor who has, since January 1 of the previous year, transferred personal information of more than 100,000 individuals overseas cumulatively, or transferred sensitive personal information of more than 10,000 individuals overseas cumulatively; or (iv) other circumstances under which security assessment of data cross-border transfer is required as prescribed by the national cyberspace administration. As of the date of this prospectus, the amount of personal information (including sensitive personal information) transmitted by the Company, its subsidiaries and the VIE across the border is relatively small, and none of them has received any notice from the national cyberspace authorities requiring them to conduct security assessment. However, if the relevant laws, regulations or interpretations change in the future and the Company, its subsidiaries and the VIE are subject to security assessment, we will face uncertainty as to whether any required actions can be timely completed, or at all.
Under the Personal Information Protection Law, the Company, its subsidiaries and the VIE may meet the requirements by either completing personal information protection certification or entering into the standard contract formulated by the national cyberspace authorities as the amount of personal information we or the VIE transfer across the border is relatively small.
On November 4, 2022, the CAC and the State Administration for Market Regulation jointly issued the Announcement in relation to the Implementation of Personal Information Protection Certification with an exhibit of Implementation Rules for Personal Information Protection Certification, according to which, the professional organizations authorized to conduct personal information protection certification shall comply with the Implementation Rules for Personal Information Protection Certification. On February 22, 2023, the CAC issued the Provisions on Model Contract for Cross-border Transfer of Personal Information (the “Model Contract Provision”) with an exhibit of model contract, which came into effect on June 1, 2023. According to the Model Contract Provision, the personal information processor meeting all of the following four conditions may transfer personal information out of mainland China by way of entering into the model contract: (i) non-critical information infrastructure operator; (ii) possessing personal information of less than one million users; (iii) a personal information processor who has, since January 1 of the previous year, transferred personal information of less than 100,000 individuals overseas cumulatively; and (iv) a personal information processor who has, since January 1 of the previous year, transferred sensitive personal information of less than 10,000 individuals overseas cumulatively. Also, the personal information processor shall conduct personal information protection influence assessment before transferring any personal information out of mainland China. The personal information processor shall file the signed model contract within ten days after the effective date of such model contract with the local competent authority. The Model Contract Provision stipulates a six-month period starting from June 1, 2023 to rectify noncompliance prior to June 1, 2023. On September 28, 2023, the CAC published the Provisions for Standardizing and Promoting Cross-border Data Flow (Draft for Comments), or the Draft Provisions for Cross-border Data Flow, which, among other things, provides that there is no need to pass the security assessment for outbound transfer of data, enter into the model contract or obtain personal information protection certification if one is expected to transfer personal information of less than 10,000 individuals overseas in one year, however, the consent from the personal information owner shall be obtained if the outbound transfer of personal information is based on such consent. As of the date of this prospectus, the Draft Provisions for Cross-border Data Flow was released for public comment only, and its respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty. As the foregoing rules were recently issued and the regulations are still evolving, we are still evaluating and monitoring whether and how to complete the personal information protection certification or enter into the standard contract formulated by the national cyberspace authorities. As of the date of this prospectus, we have not received any inquiries, notices, warnings, sanctions, denials, or regulatory objections from the CAC or any other regulatory authority in relation to the foregoing issues.
In the event of any failure to comply with the Personal Information Protection Law, the Company, its subsidiaries and the VIE may be subject to non-compliance rectification, warning, confiscation of illegal income or fines, or if the non-compliance is deemed serious by the regulators, suspension of relevant business and revocation of relevant business operation permissions or business licenses, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — Failure to comply with regulations relating to information security and privacy protection, breaches or perceived breaches of our security measures relating to our service offerings, unauthorized disclosure or misuse of personal data through breaches of our computer systems or otherwise, could result in negative publicity and loss of students, expose us to protracted and costly litigation, and harm our business and results of operations. Additionally, it is unclear whether we will be subject to the oversight of the CAC and how such oversight may impact us” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Potential Permissions and Approvals for Offering Securities to Foreign Investors
The Crackdown Opinion
On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, or the Crackdown Opinions. The Crackdown Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The Crackdown Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. As of the date of this prospectus, we believe the permission and approval of the CSRC is not required for the Company, its subsidiaries and the VIE in connection with our listing on Nasdaq, but as the official guidance and interpretation of the Crackdown Opinions remain unclear in several respects at this time, we cannot assure you that the Company, its subsidiaries and the VIE will remain fully compliant with all new regulatory requirements of the Crackdown Opinions or any future implementation rules on a timely basis, or at all. If the Company, its subsidiaries and the VIE are unable to obtain such permission or approval if required in the future, our securities may be delisted from Nasdaq and/or the value of our ADSs may significantly decline or become worthless. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — The approval, filing or other requirements of the CSRC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Filing with the CSRC under the Overseas Offering and Listing Measures
On February 17, 2023, the CSRC issued the Overseas Offering and Listing Measures, which came into effect on March 31, 2023, and provides principles and guidelines for direct and indirect issuance of securities overseas by a Chinese domestic company. Under the Overseas Offering and Listing Measures, the substance, rather than the form of issuance, will govern when determining whether an issuance constitutes “indirect issuance of securities overseas by a Chinese domestic company,” and in the event any listing or issuance of securities has fallen under this definition, the issuer shall assign one of its related major Chinese domestic operating entities to make filings with the CSRC within three business days after its initial public offering or any offerings after the initial public offering. As the Company is a Cayman Islands holding company with nearly all business operations conducted within the territory of mainland China, we understand the Company’s listing and issuance of securities on Nasdaq constitutes indirect issuance of securities overseas by a Chinese domestic company under the Overseas Offering and Listing Measures. However, according to the Overseas Offering and Listing Notice, an issuer who has completed overseas issuance and listing before March 31, 2023 like us is not required to file with the CSRC for the offering or listing that is already completed but is required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed after the effective date of the Overseas Offering and Listing Measures. As such, we and the VIE are not required to make filings with CSRC under the Overseas Offering and Listing Measures for the Company’s initial public offering but we will be required to file with the CSRC within three business days after the completion of the offering(s) under this registration statement by the Company. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course in connection with an offering under this registration statement. As the Overseas Offering and Listing Measures is still new and the interpretations and implementation of such regulation still involve uncertainties, we cannot assure you that the Company, its subsidiaries and the VIE can complete the filings with the CSRC if the Company intends to effect the offering(s) under this registration statement. In addition, since regulatory regime of the PRC for securities activities continues to rapidly evolve, we cannot assure you that we will not be required in the future to make filings with or obtain approvals from the CSRC or potentially other regulatory authorities in order to maintain the listing status of our ADSs on Nasdaq due to changes or passing of applicable laws, regulations, or interpretations in the future. In the event that it is determined that the Company, its subsidiaries and the VIE are required to make filings with or obtain approval from the CSRC or any other regulatory authority but fail to make such filings or obtain such approvals timely or at all, the PRC subsidiaries of the Company or the VIE may be subject to non-compliance rectification order, warning letters or fines, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — The approval, filing or other requirements of the CSRC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Cybersecurity Review
On December 28, 2021, the CAC published the Cybersecurity Review Measures, which became effective on February 15, 2022, pursuant to which, (i) critical information infrastructure operators purchasing network products and services that affect or may affect national security, (ii) internet platform operators engaging in data processing activities that affect or may affect national security, and (iii) any internet platform operator possessing personal information of more than one million users and applying for listing on a foreign exchange, shall be subject to the cybersecurity review by the CAC. We believe the Company, its subsidiaries and the VIE would not be subject to the cybersecurity review by the CAC, given that the Company, its subsidiaries and the VIE do not possess a large amount of personal information in our business operations, and data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If the relevant laws, regulations or interpretations change in the future and the Company, its subsidiaries and the VIE are subject to mandatory cybersecurity review and other specific actions required by the CAC, we will face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. If not, the Company, its subsidiaries and the VIE may be required to suspend relevant business, shut down relevant website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. As of the date of this prospectus, the Company, its subsidiaries and the VIE have not received any notice from regulatory authorities requiring us to go through the cybersecurity review by the CAC. Please refer to “Item 3.D. Risk Factors — Risks Relating to Regulations of Our Business — The approval, filing or other requirements of the CSRC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas.” and “Item 3.D. Risk Factors — Risks Relating to Regulations of Our Business — Failure to comply with regulations relating to information security and privacy protection, breaches or perceived breaches of our security measures relating to our service offerings, unauthorized disclosure or misuse of personal data through breaches of our computer systems or otherwise, could result in negative publicity and loss of students, expose us to protracted and costly litigation, and harm our business and results of operations. Additionally, it is unclear whether we will be subject to the oversight of the CAC and how such oversight may impact us” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Clearance under the Confidentiality Provisions
On February 24, 2023, the CSRC and other PRC governmental authorities issued Provisions on Strengthening the Relevant Confidentiality and Archives Management Work Relating to the Overseas Issuance of Securities and Listing of Domestic Enterprises (the “Confidentiality Provisions”), which came into effect on March 31, 2023. According to the Confidentiality Provisions, both “direct issuance of securities overseas by a Chinese domestic company” and “indirect issuance of securities overseas by a Chinese domestic company” (i.e., issuance of securities by relevant overseas holding company) shall be subject to the Confidentiality Provisions. Domestic enterprises that provide, publicly disclose files and documents that contain state secrets and work secrets of the authorities to relevant securities companies, securities service agencies, foreign regulatory agencies and other institutions and individuals or do so through its overseas listing entities, shall obtain the approval of the competent authorities, and file with the competent confidentiality administrative authorities. As the Confidentiality Provisions were recently issued, their interpretation and implementation remain substantially uncertain. However, we tend to believe the Company, its subsidiaries and the VIE would not be subject to clearance under the Confidentiality Provisions as the Company, its subsidiaries and the VIE do not possess any document or file that involves state secrets or work secrets of the authorities. As of the date of this prospectus, the Company, its subsidiaries and the VIE have not received any notice from regulatory authorities requiring them to obtain the foregoing approval or complete any of the foregoing procedures. However, if the relevant laws, regulations or interpretations change in the future and the Company, its subsidiaries and the VIE are subject to such clearance, we will face uncertainty as to whether any required approval can be timely obtained and any actions can be timely completed, or at all. If not, the Company, its subsidiaries and the VIE may be subject to investigation, fines and other penalties; and if any related behavior is suspected as a crime, may be subject to criminal penalties, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — The approval, filing or other requirements of the CSRC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Transfer of Cash within Our Organization
We adopt a holding company structure, and our holding companies may rely on dividends and other distributions on equity paid by our current and future PRC subsidiaries or cash paid by the VIE under the VIE arrangement for their cash requirements, including the funds necessary to service any debt we may incur or financing we may need for operations not carried through our PRC subsidiaries or the VIE. Due to restrictions on foreign exchange placed on our PRC subsidiaries and the VIE by the PRC government under PRC laws and regulations, to the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund our operations outside of the PRC, the funds may not be available due to such limitations unless and until related approvals and registrations are obtained. Please refer to “— Restrictions on Foreign Exchange and Our Ability to Transfer Cash Between Entities, Across Borders, and to U.S. Investors, and Restrictions and Limitations on Our Ability to Distribute Earnings from Our Businesses” for more detailed discussions.
The Company may transfer funds to ATA BVI and ACGIGL through capital contribution into or a shareholder loan to such subsidiaries, respectively. ATA BVI may transfer funds through capital contribution into or a shareholder loan to the WFOE. ACGIGL may transfer funds through capital contribution into or a shareholder loan to ACG HK and Huanqiuyimeng, respectively. The WFOE and Huanqiuyimeng may transfer funds to their respective subsidiaries through capital contribution into or a shareholder loan to them. The WFOE provides services including comprehensive business support, technical services, and consultancy, in exchange for service fees from the VIE. The WFOE may also provide loans to the VIE, subject to statutory limits and restrictions. In addition, the VIE may also receive dividends from its subsidiaries or investing companies, including Huanqiuyimeng, Beijing Zhenwu, and others.
As of the date hereof, we have not installed written cash management policies that dictate how funds are transferred between us, our subsidiaries, the VIE or investors. However, we have established internal controls and procedures for cash flows within our organization during daily operations, under which each transfer of cash between the Company, our subsidiaries, the VIE or investors is subject to stringent internal approval process.
The following diagram illustrates the typical fund flow through our organization (including the VIE).

Cash Flow and Assets Transfer between the Company, Its Subsidiaries, and the VIE
For the year ended December 31, 2021, the Company received RMB4.1 million from subsidiaries of the Company and paid RMB9,692 to subsidiaries of the Company, respectively. See line item of “Cash flows from investing activities — Cash received from inter-companies/Cash paid to inter-companies” in the Company’s condensed consolidating schedule depicting the consolidated cash flows under “— VIE Consolidation Schedule” (the “Condensed Cash Flow Schedule”) for fiscal year 2021. The Company received RMB3.2 million from subsidiaries of the Company and paid RMB0.1 million to subsidiaries of the Company, respectively, for the year ended December 31, 2022. See line item of “Cash flows from investing activities — Cash received from inter-companies/Cash paid to inter-companies” in the Condensed Cash Flow Schedule for fiscal year 2022. The Company received RMB2.5 million from subsidiaries of the Company and paid RMB1.4 million to subsidiaries of the Company, respectively, for the year ended December 31, 2023. See line item of “Cash flows from investing activities — Cash received from inter-companies/Cash paid to inter-companies” in the Condensed Cash Flow Schedule for fiscal year 2023.
Cash is transferred from the Company to its subsidiaries through shareholder loan and capital contribution. For the year ended December 31, 2021, subsidiaries of ATA BVI repaid RMB2.7 million to ATA BVI in relation to the loan borrowed from ATA BVI during the year ended December 31, 2019. This cash flow was classified as investing activities of ATA BVI and financing activities of its subsidiaries, respectively, and was eliminated within the column of “Subsidiaries of the Company” of the Condensed Cash Flow Schedule for fiscal year 2021. See note 1 to the Condensed Cash Flow Schedule for fiscal year 2021. For the year ended December 31, 2023, subsidiaries of ATA BVI repaid RMB3.6 million of loan borrowed from ATA BVI during the year ended December 31, 2019. This cash flow was classified as investing activities of ATA BVI and financing activities of its subsidiaries, respectively, and was eliminated within the column of “Subsidiaries of the Company” of the Condensed Cash Flow Schedule for fiscal year 2023. See note 1 to the Condensed Cash Flow Schedule for fiscal year 2023.
To date, we and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements (defined below). We and the VIE do not currently have any plans to distribute earnings or settle amounts owed under the VIE Agreements.
For the years ended December 31, 2021, 2022 and 2023, due to the fact that the VIE did not provide material services, the VIE did not generate cash inflows from the delivery of services, and its cash inflows were provided via capital contribution of the nominee shareholders and loan arrangement from subsidiaries of the Company. For the years ended December 31, 2021, 2022 and 2023, the VIE borrowed RMB5.9 million, RMB0.8 million and RMB1.1 million from subsidiaries of the Company, respectively. The VIE repaid RMB250,000, nil and nil to subsidiaries of the Company during the years ended December 31, 2021, 2022 and 2023, respectively. See line items of “Cash flows from investing activities — Cash paid to inter-companies/Cash received from inter-companies” and “Cash flows from financing activities — Cash received from inter-companies/Cash repaid to inter-companies” in the Condensed Cash Flow Schedule for fiscal years 2021, 2022 and 2023. As of December 31, 2023, the outstanding payables due from the VIE to subsidiaries of the Company were RMB64.6 million, which was eliminated during the consolidation process. See note 1 to the condensed consolidating schedule depicting the consolidated balance sheets as of December 31, 2023. These cash flows were classified as investing activities of subsidiaries of the Company and financing activities of the VIE, respectively.
The WFOE provided loans of RMB0.9 million and RMB0.1 million to Mr. Xiaofeng Ma (Chairman and CEO of the Company) and Mr. Haichang Xiong (former General Legal Counsel of the Company), nominee shareholders of the VIE, as initial capital contribution into the VIE in April 2018, respectively. In December 2018, the WFOE provided additional loans of RMB8.1 million and RMB0.9 million to Mr. Xiaofeng Ma and Mr. Haichang Xiong as capital contribution into the VIE, respectively. In April and June 2019, the WFOE provided additional loans in total of RMB36.0 million and RMB4.0 million to Mr. Xiaofeng Ma and Mr. Haichang Xiong as another round of capital contribution into the VIE, respectively. In August 2020, the prior nominee shareholder Mr. Haichang Xiong transferred his 10% equity shares in the VIE to Mr. Jun Zhang (President and Director of the Company, or “new nominee shareholder”) and paid back the entire RMB5.0 million loan to the WFOE. The WFOE provided a loan in RMB5.0 million to Mr. Jun Zhang to acquire the 10% equity interests of the VIE. These cash flows were classified as the related subsidiaries’ investing activities and financing activities of the VIE, respectively. As of December 31, 2023, receivables due from Mr. Xiaofeng Ma and Mr. Jun Zhang in the balance of RMB45.0 million and RMB5.0 million respectively were recorded as the receivables due from related parties for the VIE. See note 2 to the condensed consolidating schedule depicting the consolidated balance sheets as of December 31, 2023.
Other than the above, no assets were transferred among the Company, its subsidiaries, and the VIE for the years ended December 31, 2021, 2022 and 2023.
Dividends or Distributions Made to the Company and Tax Consequences Thereof
The Company’s subsidiaries and the VIE did not make any dividends or distributions to the Company in the fiscal years ended December 31, 2021, 2022 and 2023. If any dividend is paid by our PRC subsidiaries to the Company in the future, under the PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules, dividends from our PRC subsidiaries to its non-PRC shareholders may be subject to a 10% withholding tax if such dividends are derived from profits. If the Company or its offshore subsidiaries are deemed to be a PRC resident enterprise (we do not currently consider the Company or its offshore subsidiaries to be PRC resident enterprises), the withholding tax may be exempted, but the Company or its offshore subsidiaries will be subject to a 25% tax on our worldwide income, and our non-PRC enterprise investors may be subject to PRC income tax withholding at a rate of 10%. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and U.S. holders of our ADSs or common shares” and “Item 10. Additional Information — E. Taxation — People’s Republic of China Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference. If any payment is made from the VIE to the WFOE pursuant to the contractual arrangements between them, such payments will be subject to PRC taxes, including business taxes and value-added tax.
Dividends or Distributions Made to the U.S. Investors and Tax Consequences Thereof
The Company did not make any dividends or distributions to its shareholders in the fiscal years ended December 31, 2021, 2022 and 2023. Any future determination to pay dividends will be made at the discretion of our board of directors and will be based upon our future operations and earnings, capital requirements and surplus, general financial condition, shareholders’ interests, contractual restrictions and other factors our board of directors may deem relevant.
Under the current laws of the Cayman Islands, no Cayman Islands withholding tax is imposed upon any payments of dividends by the Company. However, if the Company is considered a PRC tax resident enterprise for tax purposes (we do not currently consider the Company to be a PRC resident enterprise), any dividends that the Company pays to its overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and U.S. holders of our ADSs or common shares” and “Item 10. Additional Information — E. Taxation —  People’s Republic of China Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
In addition, subject to the passive foreign investment company rules, the gross amount of any distribution that the Company makes to investors with respect to our ADSs or common shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Please refer to “Item 10. Additional Information — E. Taxation — United States Federal Income Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Restrictions on Foreign Exchange and Our Ability to Transfer Cash Between Entities, Across Borders, and to U.S. Investors, and Restrictions and Limitations on Our Ability to Distribute Earnings from Our Businesses
We face various restrictions and limitations that impact our ability to transfer cash between our entities, across borders and to U.S. investors, and our ability to distribute earnings from our business, including our subsidiaries and/or the VIE, to the Company and U.S. investors as well as the ability to settle amounts owed under the VIE Agreements.
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The Company is not a Chinese operating company but a Cayman Islands holding company with operations conducted primarily through its PRC subsidiary Huanqiuyimeng and its subsidiaries and may elect to provide such services through the VIE in the future. As a result, although other means are available for us to obtain financing at the Company level, the Company’s ability to fund operations not carried through our PRC subsidiaries or the VIE, pay dividends to its shareholders, or service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and license and service fees paid by the VIE. If any of our PRC subsidiaries or the VIE incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to the Company. If any of our PRC subsidiaries or the VIE is unable to receive all or the majority of the revenues from their operations, we may be unable to pay dividends on our ADSs or common shares.

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Due to restrictions on foreign exchange placed on our PRC subsidiaries and the VIE by the PRC government under PRC laws and regulations, to the extent cash is located in mainland China or within an entity domiciled in mainland China and may need to be used to fund our operations outside of mainland China, the funds may not be available due to such limitations unless and until related approvals and registrations are obtained. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. The majority of our revenue is or will be received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, as long as certain procedural requirements are met. Approval from or filing with appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders or repay our loans. Please refer to “— Summary of Risk Factors —  Restrictions on currency exchange may limit our ability to utilize our cash and the ability of our PRC subsidiaries to obtain financing” below and “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in the People’s Republic of China — Restrictions on currency exchange may limit our ability to utilize our cash generated from sales of our services effectively and the ability of our PRC subsidiaries to obtain financing” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

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PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC GAAP. Each of our PRC subsidiaries is also required under PRC laws and regulations to allocate at least 10% of its after-tax profits determined in accordance with PRC GAAP to statutory reserves until such reserves reach 50% of its registered capital. Allocations to these statutory reserves and funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in mainland China, up to the amount of net assets held in each operating subsidiary. Please refer to “— Summary of Risk Factors — Restrictions under PRC law on PRC subsidiaries’ ability to make payments to us could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to investors, and otherwise fund and conduct our businesses” below and “Item 3. Key Information — D. Risk factors — Risks Relating to Regulations of Our Business — Because we may rely on dividends and other distributions on equity paid by our current and future PRC subsidiaries for our cash requirements, restrictions under PRC law on their ability to make such payments could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

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Due to various requirements imposed by PRC laws and regulations on loans to and direct investment in PRC entities by offshore holding companies, we and the VIE may not be able to obtain the necessary government approvals or complete the necessary government registrations or other procedures on a timely basis, or at all, with respect to future loans by us to our PRC subsidiaries or the VIE or with respect to future capital contributions by us to our PRC subsidiaries. This may delay or prevent us from using our offshore funds to make loans or capital contribution to our PRC subsidiaries and the VIE, and thus may restrict our ability to execute our business strategy, and materially and adversely affect our liquidity and our ability to fund and expand our business. Please refer to “— Summary of Risk Factors — PRC regulations of loans and direct investments by offshore holding companies to our PRC subsidiaries and the VIE may restrict our ability to execute our business strategy” below and “Item 3. Key Information — D. Risk factors — Risks Relating to Regulations of Our Business — PRC regulations of loans and direct investments by offshore holding companies to their PRC subsidiaries and consolidated variable interest entity may restrict our ability to execute our business strategy” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

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If the Company is considered a PRC tax resident enterprise for tax purposes (we do not currently consider the Company to be a PRC resident enterprise), any dividends that the Company pays to its overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. Please refer to “— Summary of Risk Factors — We may be classified as a ‘resident enterprise’ of China, which may result in unfavorable tax consequences to us and the investors” below, and “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business — Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and U.S. holders of our ADSs or common shares” and “Item 10. Additional Information — E. Taxation — People’s Republic of China Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

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In addition, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules relating to VIE Agreements, and the VIE Agreements with the VIE and its shareholders may not be as effective as direct ownership in providing us with control over the VIE. The uncertainty with respect to the validity and enforceability of the VIE Agreements may limit our ability to settle amounts owed under the VIE Agreements. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

VIE Consolidation Schedule
The following tables present the Company’s condensed consolidating schedule depicting the consolidated statements of comprehensive income (loss) for the fiscal years ended December 31, 2021, 2022 and 2023 of the Company, its subsidiaries, the VIE, and the corresponding eliminating adjustments separately.

	Year Ended December 31, 2023
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net revenues	—	221,618,968	—	—	221,618,968
Cost and expenses:
Cost of revenues	74,827	106,886,932	—	—	106,961,759
Operating expenses	5,141,980	150,202,984	839,014	—	156,183,978
Total cost and expenses	5,216,807	257,089,916	839,014	—	263,145,737
Other operating income, net	—	30,865	—	—	30,865
Loss from operations	(5,216,807)	(35,440,083)	(839,014)	—	(41,495,904)
Other income	25,797	947,489	368	—	973,654
Investment loss	(28,469,235)	—	(6,776,600)	35,245,835(2)	—
Loss before income taxes	(33,660,245)	(34,492,594)	(7,615,246)	35,245,835	(40,522,250)
Income tax benefit	—	(6,811,709)	—	—	(6,811,709)
Net loss	(33,660,245)	(27,680,885)	(7,615,246)	35,245,835	(33,710,541)
Net loss attributable to non-controlling interests	—	(6,825,164)	(1,732)	6,776,600(2)	(50,296)
Net loss attributable to ATA Creativity Global	(33,660,245)	(20,855,721)	(7,613,514)	28,469,235	(33,660,245)
	Year Ended December 31, 2022
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net revenues	—	206,820,874	—	—	206,820,874
Cost and expenses:
Cost of revenues	88,930	104,226,926	—	—	104,315,856
Operating expenses	6,175,519	152,050,480	882,098	—	159,108,097
Total cost and expenses	6,264,449	256,277,406	882,098	—	263,423,953
Other operating income, net	—	16,515	—	—	16,515
Loss from operations	(6,264,449)	(49,440,017)	(882,098)	—	(56,586,564)
Other income	6,857	754,982	483	—	762,322
Investment loss	(41,635,317)	—	(6,942,500)	48,577,817(2)	—
Gain on deconsolidation of subsidiaries and others, net	—	1,308,627	—	—	1,308,627
Loss before income taxes	(47,892,909)	(47,376,408)	(7,824,115)	48,577,817	(54,515,615)
Income tax benefit	—	(5,921,384)	—	—	(5,921,384)
Net loss	(47,892,909)	(41,455,024)	(7,824,115)	48,577,817	(48,594,231)
Net loss attributable to non-controlling interests	—	(7,636,896)	(6,926)	6,942,500(2)	(701,322)
Net loss attributable to ATA Creativity Global	(47,892,909)	(33,818,128)	(7,817,189)	41,635,317	(47,892,909)

	Year Ended December 31, 2021
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net revenues	—	202,209,465	—	—	202,209,465
Cost and expenses:
Cost of revenues	90,029	97,323,886	—	—	97,413,915
Operating expenses	6,412,398	163,895,033	1,032,971	(133,351)(1)	171,207,051
Total cost and expenses	6,502,427	261,218,919	1,032,971	(133,351)	268,620,966
Other operating income, net	—	155,369	—	(133,351)(1)	22,018
Loss from operations	(6,502,427)	(58,854,085)	(1,032,971)	—	(66,389,483)
Other income	94	894,258	3,283	—	897,635
Investment loss	(5,120,016)	—	(7,042,524)	12,162,540(2)	—
Gain on deconsolidation of subsidiaries and others, net	—	33,542,154	—	—	33,542,154
Impairment loss of long-term investments	—	—	(6,000,000)	—	(6,000,000)
Loss before income taxes	(11,622,349)	(24,417,673)	(14,072,212)	12,162,540	(37,949,694)
Income tax benefit	—	(1,539,577)	—	—	(1,539,577)
Net loss	(11,622,349)	(22,878,096)	(14,072,212)	12,162,540	(36,410,117)
Net loss attributable to non-controlling interests	—	(9,747,545)	(55,503)	7,042,524(2)	(2,760,524)
Net loss attributable to ATA Creativity Global	(11,622,349)	(13,130,551)	(14,016,709)	5,120,016	(33,649,593)

(1)
To eliminate the rental income and rental expense recognized in WFOE and Beijing Zhenwu respectively for the real estate premise that WFOE has leased to Beijing Zhenwu for its business initiatives. The lease has been terminated before the year-end of 2021.

(2)
To eliminate the investment income or loss recognized in the Company derived from earnings or losses picked up from its subsidiaries and the VIE, as well as the investment loss recorded in the VIE with the net loss attributable to the VIE as non-controlling interests recorded in the subsidiaries of the Company.

The following tables present the Company’s condensed consolidating schedule depicting the consolidated balance sheets as of December 31, 2022 and 2023 of the Company, its subsidiaries, the VIE and corresponding eliminating adjustments separately.
	December 31, 2023
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
ASSETS
Current assets:
Cash and cash equivalents	1,068,177	58,841,837	257,218	—	60,167,232
Accounts receivable, net	—	2,235,490	—	—	2,235,490
Prepaid expenses and other current assets	4,272	8,031,305	6,592	—	8,042,169
Inter-company receivables	—	64,617,353(1)	—	(64,617,353)(1)	—
Amounts due from nominee shareholders for the VIE	—	50,000,000(2)	—	(50,000,000)(2)	—
Total current assets	1,072,449	183,725,985	263,810	(114,617,353)	70,444,891
Non-current assets:
Other non-current assets	—	144,192,170	12,590	—	144,204,760
Goodwill	—	196,289,492	—	—	196,289,492
Long-term investments	115,087,677	38,000,000	49,003,096	(164,090,773)(3)	38,000,000
Total non-current assets	115,087,677	378,481,662	49,015,686	(164,090,773)	378,494,252
Total assets	116,160,126	562,207,647	49,279,496	(278,708,126)	448,939,143
LIABILITIES
Current liabilities:
Accrued expenses and other payables	3,122,258	45,963,258	60,587	—	49,146,103
Deferred revenues and other current liabilities	—	265,256,398	—	—	265,256,398
Inter-company payables	—	—	64,617,353(1)	(64,617,353)(1)	—
Total current liabilities	3,122,258	311,219,656	64,677,940	(64,617,353)	314,402,501
Total non-current liabilities	—	21,562,935	—	—	21,562,935
Total liabilities	3,122,258	332,782,591	64,677,940	(64,617,353)	335,965,436
Shareholders’ equity:
Common shares	4,730,128	—	—	—	4,730,128
Paid-in capital	—	15,984,800	50,000,000(2)	(65,984,800)(2)(3)	—
Treasury shares	(8,201,046)	—	—	—(3)	(8,201,046)
Additional paid-in capital	545,222,465	(120,348,733)	—	120,348,733(3)	545,222,465
Accumulated other comprehensive loss	(37,004,507)	45,917,853	—	(45,917,853)(3)	(37,004,507)
Retained earnings (accumulated deficits)	(391,709,172)	238,868,040	(65,334,283)	(173,533,757)(3)	(391,709,172)
Non-controlling interests	—	49,003,096	(64,161)	(49,003,096)(3)	(64,161)
Total shareholders’ equity	113,037,868	229,425,056	(15,398,444)	(214,090,773)	112,973,707
Total liabilities and shareholders’ equity	116,160,126	562,207,647	49,279,496	(278,708,126)	448,939,143

	December 31, 2022
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
ASSETS
Current assets:
Cash and cash equivalents	1,098,896	53,721,421	159,882	—	54,980,199
Accounts receivable, net	—	5,852,038	—	—	5,852,038
Prepaid expenses and other current assets	4,252	4,419,441	6,592	—	4,430,285
Inter-company receivables	—	63,597,353(1)	—	(63,597,353)(1)	—
Amounts due from nominee shareholders for the VIE	—	50,000,000(2)	—	(50,000,000)(2)	—
Total current assets	1,103,148	177,590,253	166,474	(113,597,353)	65,262,522
Non-current assets:
Other non-current assets	—	174,910,165	2,590	—	174,912,755
Goodwill	—	196,289,492	—	—	196,289,492
Long-term investments	144,677,894	38,000,000	55,779,696	(200,457,590)(3)	38,000,000
Total non-current assets	144,677,894	409,199,657	55,782,286	(200,457,590)	409,202,247
Total assets	145,781,042	586,789,910	55,948,760	(314,054,943)	474,464,769
LIABILITIES
Current liabilities:
Accrued expenses and other payables	2,681,709	53,088,197	134,604	—	55,904,510
Deferred revenues and other current liabilities	—	236,638,003	—	—	236,638,003
Inter-company payables	—	—	63,597,353(1)	(63,597,353)(1)	—
Total current liabilities	2,681,709	289,726,200	63,731,957	(63,597,353)	292,542,513
Total non-current liabilities	—	38,408,066	—	—	38,408,066
Total liabilities	2,681,709	328,134,266	63,731,957	(63,597,353)	330,950,579
Shareholders’ equity:
Common shares	4,720,147	—	—	—	4,720,147
Paid-in capital	—	15,984,800	50,000,000(2)	(65,984,800)(2)(3)	—
Treasury shares	(8,626,894)	—	—	—(3)	(8,626,894)
Additional paid-in capital	542,058,092	(120,477,456)	—	120,477,456(3)	542,058,092
Accumulated other comprehensive loss	(37,003,085)	31,925,988	—	(31,925,988)(3)	(37,003,085)
Retained earnings (accumulated deficits)	(358,048,927)	268,022,829	(57,720,768)	(210,302,061)(3)	(358,048,927)
Non-controlling interests	—	63,199,483	(62,429)	(62,722,197)(3)	414,857
Total shareholders’ equity	143,099,333	258,655,644	(7,783,197)	(250,457,590)	143,514,190
Total liabilities and shareholders’ equity	145,781,042	586,789,910	55,948,760	(314,054,943)	474,464,769

(1)
To eliminate the amounts related to the loans provided by subsidiaries of the Company to the VIE.

(2)
To eliminate the loans that the WFOE provided to Mr. Xiaofeng Ma and Mr. Jun Zhang as capital contribution (common shares) into the VIE.

(3)
To eliminate the Company’s equity pick-up from subsidiaries or the VIE under respective equity accounts with corresponding long-term investment balances of the subsidiaries or the VIE.

The following tables present the Company’s condensed consolidating schedule depicting the consolidated cash flows for the fiscal years ended December 31, 2021, 2022 and 2023 of the Company, its subsidiaries, the VIE, and corresponding eliminating adjustments separately.
	Year Ended December 31, 2023
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net cash provided by (used in) operating activities	(1,637,065)	11,341,202	(952,664)	—	8,751,473
Cash flows from investing activities:
Payment for acquisition of a subsidiary, less cash acquired	—	(417,376)	—	—	(417,376)
Cash received from inter-companies	2,546,883	—(1)	—	(2,546,883)	—
Cash paid to inter-companies	(1,437,720)	(1,050,000)	—	2,487,720	—
Cash paid for property and equipment	—	(2,240,101)	—	—	(2,240,101)
Other cash movements	—	(1,309,009)	—	—	(1,309,009)
Net cash provided by (used in) investing activities	1,109,163	(5,016,486)	—	(59,163)(2)	(3,966,486)
Cash flows from financing activities:
Cash received from inter-companies	—	1,437,720	1,050,000	(2,487,720)	—
Cash paid to inter-companies	—	(2,546,883)(1)	—	2,546,883	—
Other cash movements	471,765	(68,326)	—	—	403,439
Net cash provided by (used in) financing activities	471,765	(1,177,489)	1,050,000	59,163(2)	403,439
Effect of foreign currency exchange rate changes on cash	25,418	(26,811)	—	—	(1,393)
Net increase (decrease) in cash and cash equivalents	(30,719)	5,120,416	97,336	—	5,187,033
Cash and cash equivalents at the beginning of the year	1,098,896	53,721,421	159,882	—	54,980,199
Cash and cash equivalents at the end of the year	1,068,177	58,841,837	257,218	—	60,167,232

	Year Ended December 31, 2022
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net cash used in operating activities	(4,509,052)	(9,243,485)	(861,350)	—	(14,613,887)
Cash flows from investing activities:
Cash received from inter-companies	3,159,503	—	—	(3,159,503)	—
Cash paid to inter-companies	(101,614)	(830,186)	—	931,800	—
Cash paid for property and equipment	—	(1,618,338)	—	—	(1,618,338)
Other cash movements	—	(871,765)	—	—	(871,765)
Net cash provided by (used in) investing activities	3,057,889	(3,320,289)	—	(2,227,703)(2)	(2,490,103)
Cash flows from financing activities:
Cash received from inter-companies	—	101,614	830,186	(931,800)	—
Cash paid to inter-companies	—	(3,159,503)	—	3,159,503	—
Other cash movements	218,943	(30,731)	—	—	188,212
Net cash provided by (used in) financing activities	218,943	(3,088,620)	830,186	2,227,703(2)	188,212
Effect of foreign currency exchange rate changes on cash	95,386	461,230	—	—	556,616
Net decrease in cash and cash equivalents	(1,136,834)	(15,191,164)	(31,164)	—	(16,359,162)
Cash and cash equivalents at the beginning of the year	2,235,730	68,912,585	191,046	—	71,339,361
Cash and cash equivalents at the end of the year	1,098,896	53,721,421	159,882	—	54,980,199
	Year Ended December 31, 2021
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net cash used in operating activities	(4,529,860)	(26,400,482)	(903,343)	—	(31,833,685)
Cash flows from investing activities:
Payment for acquisition of a subsidiary	—	—	(4,642,082)	—	(4,642,082)
Cash received from inter-companies	4,113,412	250,000(1)	—	(4,363,412)	—
Cash paid to inter-companies	(9,692)	(5,895,353)	—	5,905,045	—
Cash paid for property and equipment	—	(4,451,589)	—	—	(4,451,589)
Other cash movements	—	(935,321)	—	—	(935,321)
Net cash provided by (used in) investing activities	4,103,720	(11,032,263)	(4,642,082)	1,541,633(2)	(10,028,992)
Cash flows from financing activities:
Cash received from short-term loans	—	2,710,000	—	—	2,710,000
Repayment of short-term loans	—	(2,000,000)	—	—	(2,000,000)

	Year Ended December 31, 2021
	The Company	Subsidiaries of the Company	VIE	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Cash received from inter-companies	—	9,692	5,895,353	(5,905,045)	—
Cash paid to inter-companies	—	(4,113,412)(1)	(250,000)	4,363,412	—
Other cash movements	232,245	(114,729)	—	—	117,516
Net cash provided by (used in) financing activities	232,245	(3,508,449)	5,645,353	(1,541,633)(2)	827,516
Effect of foreign currency exchange rate changes on cash	(57,011)	(291,900)	—	—	(348,911)
Net increase (decrease) in cash and cash equivalents	(250,906)	(41,233,094)	99,928	—	(41,384,072)
Cash and cash equivalents at the beginning of the year	2,486,636	110,145,679	91,118	—	112,723,433
Cash and cash equivalents at the end of the year	2,235,730	68,912,585	191,046	—	71,339,361

(1)
For the fiscal year ended December 31, 2021 and 2023, ATA BVI, a subsidiary of the Company, received RMB2.7 million and RMB3.6 million respectively, of repayment of loan from its subsidiaries. These transactions were eliminated as intercompany transactions upon preparation of the consolidated information presented under the column of “Subsidiaries of the Company.”

(2)
Eliminated the amounts of cash inflows or outflows among the Company, subsidiaries of the Company and the VIE, mainly comprised of 1) loans provided by the Company to its subsidiaries and by the subsidiaries of the Company to the VIE, offset by repayments; and 2) loans provided by the WFOE to nominee shareholders of the VIE, which were injected into the VIE as capital contribution. The transactions of nominee shareholder loan repayment and issuance were reclassified as financing activities in the Company’s consolidated financial statements.

Effect of Holding Foreign Companies Accountable Act and Related SEC Rules
On December 18, 2020, the HFCAA was enacted, according to which, among others, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB, for three consecutive years, the SEC shall prohibit our common shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the Consolidated Appropriations Act, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of positions taken by PRC authorities in those jurisdictions. Because our former auditor KPMG Huazhen LLP who issued our audit report for the fiscal year ended December 31, 2021, is located in mainland China, it was subject to such PCAOB determination. Following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021, on May 26, 2022, the Company was identified on SEC’s “Conclusive list of issuers identified under the HFCAA” (available at https://www.sec.gov/hfcaa). On August 26, 2022, the CSRC, the Ministry of Finance of China, or MOF, and the PCAOB signed a Statement of Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Statement of Protocol disclosed by the PCAOB, the PCAOB shall have sole discretion to select any issuer audits for inspection or investigation in addition to other provisions that are intended to provide the PCAOB with complete access. The SEC also indicated in its fact sheet regarding the Protocol that the PCAOB may transfer information to the SEC for all SEC purposes, including administrative or civil enforcement actions.

On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. As a result, the Company was not identified as a Commission-Identified Issuer under the HFCAA upon filing our annual report on Form 20-F for the fiscal year ended December 31, 2022 and thus the calculation of the consecutive period to trigger trade prohibition was interrupted. Should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward as well as to continue pursuing ongoing investigations and initiating new investigations, as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCAA, if necessary.
On June 30, 2023, we dismissed KPMG as the Company’s independent registered public accounting firm and appointed Audit Alliance, as the Company’s independent registered public accounting firm and to issue our audit report for the fiscal year ending December 31, 2023. Audit Alliance is located in Singapore and is subject to inspection by the PCAOB on a regular basis. However, if, in the future, the PCAOB determines that it is unable to inspect or investigate completely our auditor, trading in our securities may be prohibited and our ADSs may be delisted under the HFCAA. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the People’s Republic of China — If the PCAOB determines that it is unable to inspect or investigate completely our auditor, trading in our securities may be prohibited and our ADSs may be delisted under the HFCAA. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections deprives you of the benefits of such inspections” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Summary of Risk Factors
Investing in our ADSs may expose you to a number of risks, including risks relating to our business, risks relating to regulations of our business, risks relating to doing business in the People’s Republic of China, risks relating to our corporate structure and risks relating to our ADSs. The following summarizes part, but not all, of these risks. Please carefully consider all of the information discussed in “Item 3. Key Information — D. Risk Factors” and elsewhere in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference as well as elsewhere in this prospectus, which contains a more thorough description of risks relating to investing in us.
Risks Relating to Our Business
•
We may not be able to generate sufficient net income from our business operations to sustain our continued expansion.

•
Failure to develop or market our businesses could impact our competitive position.

•
If market acceptance for and the growth of our products and services declines, or demand for our products and services stagnates or declines, we may experience a decrease in revenues.

•
If we are not able to continue to attract students to enroll in our portfolio training services without a significant decrease in course fees, our revenues may decline.

•
If we are not able to continue to hire and retain qualified teachers, or if our teachers fail to deliver quality services, we may not be able to maintain consistent teaching quality.

•
If we fail to build, maintain and enhance the value of our brand, our business may not grow.

•
If we are not able to develop and expand our online course services and adapt them to rapid technological changes and student needs, we may lose market share and our business could be adversely affected.

•
Any deterioration in our relationships with overseas schools and institutions may adversely affect our business.

•
Terrorist attacks, geopolitical uncertainty, pandemics, economic slowdown and international conflicts may discourage more students from studying outside of China, which could cause declines in the student enrollment for our courses.

•
We depend on our senior management team and other key personnel and our business may be severely disrupted if we lose their services and are unable to replace them.

•
Refunds or potential refund disputes of our course fees may negatively affect our business, financial condition and results of operations.

Risks Relating to Regulations of Our Business
•
The approval, filing or other requirements of the CSRC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas.

•
Restrictions under PRC law on PRC subsidiaries’ ability to make payments to us could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to investors, and otherwise fund and conduct our businesses. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Regulations of Our Business —  Because we may rely on dividends and other distributions on equity paid by our current and future PRC subsidiaries for our cash requirements, restrictions under PRC law on their ability to make such payments could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

•
We may be classified as a “resident enterprise” of China, which may result in unfavorable tax consequences to us and the investors. Please refer to “Item 3. Key Information — D. Risk Factors —  Risks Relating to Regulations of Our Business — Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and U.S. holders of our ADSs or common shares” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

•
PRC regulations of loans and direct investments by offshore holding companies to our PRC subsidiaries and the VIE may restrict our ability to execute our business strategy. Please refer to “Item 3. Key Information — D. Risk Factors — Relating to Regulations of Our Business — PRC regulations of loans and direct investments by offshore holding companies to their PRC subsidiaries and consolidated variable interest entity may restrict our ability to execute our business strategy” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

•
As PRC laws and regulations with respect to certain licenses and permissions are unclear and are subject to interpretations and enforcement of local governmental authorities, the Company, its subsidiaries and the VIE may be required to obtain additional licenses.

•
Failure to comply with regulations relating to information security and privacy protection, breaches or perceived breaches of our security measures relating to our service offerings, unauthorized disclosure or misuse of personal data through breaches of our computer systems or otherwise, could result in negative publicity and loss of students, expose us to protracted and costly litigation, and harm our business and results of operations. Additionally, it is unclear whether we will be subject to the oversight of the CAC and how such oversight may impact us.

Risks Relating to Doing Business in the People’s Republic of China
•
China’s economic, political and social conditions, as well as changes in any laws and regulations could adversely affect our financial performance. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the People’s Republic of China — China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the prospects of the industries in which we operate, which in turn could impact our financial performance” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference, for a more detailed discussion.

•
The PRC legal system has inherent uncertainties that could limit the legal protections available to you and us and the VIE, and rules and regulations in China can change quickly with little advance notice.

Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the People’s Republic of China — The PRC legal system has inherent uncertainties that could limit the legal protections available to you and us and the VIE, and rules and regulations in China can change quickly with little advance notice” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference, for a more detailed discussion.
•
PRC government may exert substantial influence over our operations, and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers like us, which may cause us to make material changes to our operation, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. Please refer to “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in the People’s Republic of China — PRC government may exert substantial influence over our operations, and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers like us, and any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference, for a more detailed discussion.

•
If the PCAOB determines that it is unable to inspect or investigate completely our auditor, trading in our securities may be prohibited and our ADSs may be delisted under the HFCAA. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections deprives you of the benefits of such inspections.

•
Restrictions on currency exchange may limit our ability to utilize our cash and the ability of our PRC subsidiaries to obtain financing. Please refer to “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in the People’s Republic of China — Restrictions on currency exchange may limit our ability to utilize our cash generated from sales of our services effectively and the ability of our PRC subsidiaries to obtain financing” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

•
Fluctuations in exchange rates could result in foreign currency exchange losses.

•
The outbreak of COVID-19 and any future outbreak of severe acute respiratory syndrome, avian flu or coronavirus in China, or similar adverse public health developments, may disrupt our business and operations and adversely affect our financial results.

Risks Relating to Our Corporate Structure
•
The Company is not a Chinese operating company but a Cayman Islands holding company primarily operating in China through its PRC subsidiaries and may conduct business through the VIE in the future. Investors purchasing our ADSs are not purchasing, and may never directly hold, equity interests in the VIE. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — The Company is not a Chinese operating company but a Cayman Islands holding company primarily operating in China through its PRC subsidiaries and may conduct business through the VIE in the future. Investors purchasing our ADSs are not purchasing, and may never directly hold, equity interests in the VIE. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to such agreements, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIE, and consequently, significantly affect our financial condition and results of operations” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference, for a more detailed discussion.

•
We rely on contractual arrangements with the VIE and its shareholders to consolidate the VIE, which may be less effective than direct ownership. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — We rely on contractual arrangements with the VIE and its shareholders to consolidate the VIE, which may not be as effective in providing operational control as direct ownership, and the VIE’s shareholders may fail to perform their obligations under the contractual arrangements” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference, for a more detailed discussion.
•
The shareholders of the VIE may have conflicts of interest with us and may breach the existing contractual arrangements we have with them and the VIE. Please refer to “Item 3. Key Information —  D. Risk Factors — Risks Relating to Our Corporate Structure — The shareholders of the VIE may have conflicts of interest with us, which may materially and adversely affect our business. The shareholders of the VIE may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material adverse effect on our ability to effectively direct activities of the VIE and receive economic benefits from the VIE. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference, for a more detailed discussion.

•
Contractual arrangements relating to the VIE may be subject to scrutiny by the PRC tax authorities.

Risks Relating to Our ADSs
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Our ADS prices and the ADS or stock prices of other educational services providers with business operations primarily in China have fluctuated widely in recent years, which fluctuations could result in substantial losses to investors.

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The sale or availability for sale of substantial amounts of our ADSs could adversely affect their market price.

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The Company failed to comply with Nasdaq’s minimum bid price requirement in 2020 and 2023 and regained compliance within the respective grace period. The Company may fail to comply with Nasdaq’s minimum bid price requirement again or any other listing requirements in the future, and its ADSs may be delisted if the Company is unable to regain compliance with Nasdaq rules within the applicable grace periods.

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The voting rights of holders of ADSs must be exercised in accordance with the terms of the deposit agreement, the American Depositary Receipts, and the procedures established by the depositary.

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The Company is not a Chinese operating company but a Cayman Islands company, and because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. federal or state laws, you may have less protection of your shareholder rights than you would under U.S. federal or state laws.

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Certain judgments obtained against us, the VIE or our directors and executive officers by our shareholders may not be enforceable. Please refer to “Item 3. Key Information — D. Risk Factors —  Risks Relating to Our ADSs — Certain judgments obtained against us, the VIE or our directors and executive officers by our shareholders may not be enforceable” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference, for a more detailed discussion.

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We have been named as a defendant or interested third party in three lawsuits in connection with our sale of prior businesses.

RISK FACTORS
Investing in our securities involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

ABOUT THIS OFFERING
We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of US$80,000,000 in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.
The amount of securities that we may sell under this prospectus during any 12-month period is limited by General Instruction I.B.5. of Form F-3 to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates (our “Public Float”). The aggregate market value of our Public Float as of April 24, 2024, was US$17,737,398 (calculated based upon the 22,034,035 common shares in our Public Float and the US$1.61 market price of our ADSs, each of which represents two common shares, on such date). During the period of 12 calendar months immediately prior to and including the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.5. This limitation will only apply until such time, if any, as our Public Float exceeds $75,000,000.

DILUTION
If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
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the net tangible book value per share of our equity securities before and after the offering;

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the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

CAPITALIZATION AND INDEBTEDNESS
Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS
Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus and from the exercise of the warrants for working capital needs, potential strategic investments and acquisitions, although we have not identified any specific investments or acquisition opportunities at this time and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DESCRIPTION OF SHARE CAPITAL
General
Our authorized share capital is US$5,000,000, divided into 500,000,000 common shares, par value US$0.01 per share. Our common shares may be certificated or uncertificated, and ownership is not recognized until registered in our Register of Members. No shares shall be issued as bearer securities. Our common shares are not available to the market; rather, our ADSs are traded on the Nasdaq Global Market.
We are an exempted company limited by shares, with limited liability incorporated under the Companies Act (as amended) of the Cayman Islands (the “Companies Act”), on September 22, 2006. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their common shares. A Cayman Islands exempted company:
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is a company that conducts its business outside the Cayman Islands;

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is exempted from certain requirements of the Companies Act, including the filing of an annual return of its shareholders with the Registrar of Companies and holding an annual general meeting;

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does not have to make its register of members open to inspection;

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may obtain an undertaking against the imposition of any future taxation; and

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may issue shares with no par value.

Our affairs are governed by our fourth amended and restated memorandum of association (the “Memorandum”) and articles of association (the “Articles of Association”), as amended (collectively, the “Memorandum and Articles of Association”) and the Companies Act. The following summarizes the material terms of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our common shares. This summary is not complete, and you should read our Memorandum and Articles of Association, which were filed with the SEC as an exhibit to our most recent annual report on Form 20-F incorporated by reference herein.
The following discussion primarily addresses our common shares and the rights of holders of common shares. The holders of our ADSs are not to be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the common shares are held in order to receive the shares that their ADSs represent, and to exercise shareholders’ rights in respect of the common shares. However, the holders of ADSs generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by their ADSs. See “Description of American Depositary Shares” below.
Meetings
Subject to the company’s regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called by not less than ten clear days’ notice in writing. Notice of every general meeting will be given to all of our shareholders other than those that, under the provisions of our Memorandum and Articles of Association or the terms of issue of the common shares they hold, are not entitled to receive such notices from us, and also to our principal external auditors and our directors. Extraordinary general meetings may be called only by the chairman of our board of directors or a majority of our board of directors and may not be called by any other person.
A meeting called by shorter notice than that mentioned above, nevertheless, subject to the Companies Act, will be deemed to have been duly called, if it is so agreed (1) in the case of a meeting called as an annual general meeting by all of our shareholders entitled to attend and vote at the meeting; (2) in the case of any other meeting, by a majority in number of our shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the issued common shares giving that right.
All general meetings (including an annual general meeting, any adjourned meeting or postponed meeting) may be held as a physical meeting, a hybrid meeting or an electronic meeting, as may be determined by the person or persons calling the meeting or, in absence of such determination, as may be determined by our board of directors in its absolute discretion. Two shareholders present in person or by proxy that represent not less than one-third in nominal value of our total issued and outstanding voting shares will constitute a quorum. Any shareholder or any proxy attending and participating in an electronic meeting or a hybrid meeting by means of electronic facilities is deemed to be present at and shall be counted in the quorum. No business other than the appointment of a chairman may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders meetings.
A corporation being a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation that he represents as that corporation could exercise if it were our individual shareholder.
The quorum for a separate general meeting of the holders of a separate class of shares is described in “Modification of Rights” below.
Voting Rights Attaching to the Shares
Subject to any special rights or restrictions as to voting attached to any shares, in the case of a physical general meeting, on a show of hands every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote, and at any general meeting on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote for each fully paid share of which such shareholder is the holder.
Under our Memorandum and Articles of Association, a resolution put to the vote of a meeting other than a physical meeting, shall be decided by way of a poll. A resolution put to the vote of a physical meeting shall be decided on a show of hands unless voting by way of a poll is required by the rules of the Nasdaq Global Market, or a poll is demanded by (i) the chairman of the meeting, (ii) at least three shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (iii) any shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting, (iv) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and holding shares in the Company conferring a right to vote at a meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid on all shares conferring that right, or (v) if required by the rules of the Nasdaq Global Market, by any director or directors of the Company who, individually or collectively, hold proxies in respect of shares representing 5% or more of the total voting rights at such meeting.
No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is duly registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.
If a recognized clearing house (or its nominee(s)), being a corporation, is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) as if such person were the registered holder of our shares held by that clearing house (or its nominee(s)) including the right to vote individually on a show of hands.
Protection of Minority Shareholders
The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of our shares in issue, appoint an inspector to examine our affairs and to report thereon in a manner as the Grand Court of the Cayman Islands shall direct.

Any shareholder may petition that the Grand Court of the Cayman Islands may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.
Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our Memorandum and Articles of Association.
The Cayman Islands courts ordinarily would be expected to follow English case law precedents which permit a minority shareholder to commence a representative action against, or derivative actions in our name to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (3) an irregularity in the passing of a resolution which requires a qualified (or special) majority.
Pre-Emption Rights
There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our Memorandum and Articles of Association.
Liquidation Rights
Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares, (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively; and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.
If we are wound up, the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether or not they shall consist of properties of the same kind) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also vest any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any shares or other property upon which there is a liability.
Modification of Rights
Except with respect to share capital (as described below) and the location of the registered office, alterations to our Memorandum and Articles of Association may only be made by special resolution, meaning a majority of not less than two-thirds of votes cast at a shareholders meeting.
Subject to the Companies Act and without prejudice to the provisions relating to share rights in our Memorandum and Articles of Association, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our Memorandum and Articles of Association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) on the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.
The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

Alteration of Capital
We may from time to time by the vote of a majority of the shares entitled to vote thereon cast at a shareholder meeting (an “ordinary resolution”):
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increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of larger amounts than our existing shares;

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled subject to the provisions of the Companies Act;

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sub-divide our shares or any of them into shares of smaller amounts than is fixed by our fourth amended and restated memorandum of association, subject nevertheless to the Companies Act, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred, deferred or other rights, or be subject to any such restrictions as compared with the others as we have power to attach to unissued or new shares; and

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divide our shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to these shares respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions that in the absence of any such determination in general meeting may be determined by our directors.

We may, by the vote of two-thirds of the votes entitled to vote thereon cast at a shareholder meeting (a “special resolution”), subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption or other undistributable reserve in any manner authorized by law.
Transfer of Shares
Subject to any applicable restrictions set forth in our Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Global Market or in any other form that our directors may approve.
Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:
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the instrument of transfer is lodged with us accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of share;

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the instrument of transfer is properly stamped (in circumstances where stamping is required); and

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a fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on notice being given by announcement or by electronic communication or by advertisement in such one or more newspapers or by any other means in accordance with the requirements of the Nasdaq Global Market, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine, unless the Members by ordinary resolution approve to extend the period of 30 days in respect of any year.

Share Repurchase
We are empowered by the Companies Act and our Memorandum and Articles of Association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Act, our Memorandum and Articles of Association and to any applicable requirements imposed from time to time by the Nasdaq Global Market, the SEC, or by any other recognized stock exchange on which our securities are listed.
Dividends
Subject to the Companies Act, our directors may declare dividends in any currency to be paid to our shareholders. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Act.
Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides, (1) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share; and (2) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
Our directors may also pay any interim dividend that is payable on any shares semi-annually or on any other dates, whenever our profits, in the opinion of our directors, justify such payment.
Our directors may deduct from any dividend or bonus payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.
No dividend or other money payable by us on or in respect of any share shall bear interest against us.
In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that (1) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment or (2) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. Our directors may also resolve in respect of any particular dividend that, notwithstanding the foregoing, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.
Any dividend, interest or other sum payable in cash to the holder of shares may be paid by check or dividend warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or dividend warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at their risk and payment of the check or dividend warrant by the bank on which it is drawn shall constitute a good discharge to us.
All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to us.
Whenever our directors have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, which appointment shall be effective and binding on our shareholders.
Untraceable Shareholders
We are entitled to sell any shares of a shareholder who is untraceable, provided that:
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all checks or warrants in respect of dividends of such shares, being not less than three in total number, for any sums payable in cash to the holder of such shares have remained un-cashed for a period of 12 years prior to the publication of the advertisement and during the three months referred to below;

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we have not during that time received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

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we have caused an advertisement to be published in newspapers in the manner stipulated by our Memorandum and Articles of Association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such advertisement and the Nasdaq Global Market has been notified of such intention.

The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.
Differences in Corporate Law
The Companies Act is modeled after similar laws in England but does not follow recent changes in English laws. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with, among others, a declaration as to the solvency of the consolidated or surviving company, a statement of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the ground that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, by notice in the prescribed manner require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Corporate Governance.   Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our Memorandum and Articles of Association, subject to any separate requirement for audit committee approval under the applicable rules of the Nasdaq Stock Market, Inc. or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.
Indemnification of Directors and Executive Officers and Limitation of Liability.   The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is limited, insofar as it is not permissible for the directors to contract out of the core fiduciary duties they owe to the company, nor would any indemnity be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that our directors and officers shall be indemnified against all actions, costs, charges, losses, damages and expenses they shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices, or in relation thereto; provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of our directors and officers. In addition, each shareholder agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director.
Anti-Takeover Provisions in Our Memorandum and Articles of Association.   Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders, and the fact that we have a classified board of directors, with three classes of directors, each of which stands for election in a given year to serve for a term of three years, unless a director earlier resigns or is removed.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation and its shareholders. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes duties to the company including the following — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with diligence, skill and care. A director must exercise the skill and care of a reasonably diligent person having both — (a) the general knowledge, skill and experience that may reasonably be expected of a person in the same position (an objective test), and (b) if greater, the general knowledge, skill and experience that that director actually possesses (a subjective test).
Shareholder Proposals.   Under the SEC’s rules and regulations, a shareholder has the right to put any proposal before the annual meeting of shareholders of a public company, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law does not provide shareholders with any right to table resolutions at a general meeting. Our Memorandum and Articles of Association provide that, an annual general meeting of the Company shall be held in each year other than the year of the Company’s incorporation; each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting, which may be called only by the chairman of our board of directors or a majority of our board of directors and may not be called by any other person. As an exempted Cayman Islands company, we are not obliged by law to hold shareholders’ annual general meetings under the Companies Act.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Appointment of Directors.   The shareholders may by ordinary resolution elect any person to be a director to fill a casual vacancy, and by special resolution elect any person to be a director as an addition to the existing board of directors. The directors may appoint any person as a director to fill a casual vacancy on the board of directors or as an addition to the existing board of directors. Any director appointed by the board of directors to fill a casual vacancy shall, unless designated by the board of directors as a class A director, a class B director or a class C director, hold office until the first general meeting after his appointment and be subject to re-election at such meeting, and any director appointed by the board of directors as an addition to the existing board of directors shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed at any time by special resolution of our shareholders notwithstanding any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement).
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation or bylaws, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to the Companies Act and without prejudice to the provisions relating to share rights in our Memorandum and Articles of Association, we may only vary the rights attached to any class of shares (subject to the terms of issue of the shares of that class) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Memorandum and Articles of Association may only be amended by special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders.   There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares.   Under our Memorandum and Articles of Association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Issuance of Additional Common Shares or Preferred Shares
Our Memorandum and Articles of Association authorizes our board of directors to issue additional common shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our Articles of Association authorize our board of directors to establish, subject to our Memorandum, from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Subject to our Memorandum, our board of directors may issue series of preferred shares without action by our shareholders to the extent of authorized but unissued and undesignated shares. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of the common shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of preferred shares may dilute the voting power of holders of common shares.
Subject to applicable regulatory requirements, our board of directors may issue additional common shares without action by our shareholders to the extent of available authorized but unissued shares. The issuance of additional common shares may be used as an anti-takeover device without further action on the part of the shareholders. Such issuance may dilute the voting power of existing holders of common shares.
Inspection of Books and Records
Holders of our common shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles of Association provide that our register of members will be open to inspection for such times and on such days as our board of directors shall determine. Our accounting and other records are not available for inspection (other than by the board of directors) unless otherwise provided by applicable law, authorized by the board of the directors, or by the shareholders in a general meeting. However, we will provide our shareholders with annual audited financial statements.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
General
American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with a depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.”
Citibank, N.A. (the “depositary” or the “depositary bank”) has agreed to act as the depositary bank for the American Depositary Shares. Citibank, N.A.’s depositary offices are located at 388 Greenwich Street, New York, New York 10013, U.S.A. A depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Hong Kong (the “custodian”). We appointed Citibank, N.A. as depositary bank pursuant to a deposit agreement, which has been filed with the SEC under cover of a Registration Statement on Form F-6 incorporated by reference herein.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder’s rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement. This summary is not complete, and you should read the entire deposit agreement.
Each ADS represents rights with regard to two common shares on deposit with the custodian, including the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations, and to instruct the depositary bank how you would like to vote the common shares which your ADSs represent. We and the depositary bank may agree to change the ADS-to-common share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you are an owner of ADSs, you are party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADRs specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As a holder of our ADSs, you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of common shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws of the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us nor any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the common shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the common shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Banks and brokers typically hold securities such as ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. No ADSs will be issued in bearer form. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time. If you hold your ADSs through a brokerage, please consult your broker for their own procedures regarding the topics discussed below.
The registration of the common shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable common shares with the beneficial ownership rights and interests in such common shares being at all times vested with the beneficial owners of the ADSs representing the common shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Notices
The depositary bank shall arrange, at our request and expense, to provide copies thereof to all holders or make such notices, reports and other communications, including proxy soliciting materials, available to all holders on a basis similar to that for holders of common shares or on such other basis as we may advise the depositary bank or as may be required by any applicable law, regulation or stock exchange requirement.
On or before the first date on which we give notice, by publication or otherwise, of any meeting of holders of common shares or of any adjourned meeting or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of our common shares, we will transmit to the depositary bank and the custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of our common shares. The Company shall also furnish to the custodian and the depositary bank a summary, in English, of any applicable provisions or proposed provisions of the Memorandum and Articles of Association that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.
The depositary bank will, at our expense, make available a copy of any such notices, reports or communications issued by us and delivered to the depositary bank for inspection by the holders of the ADSs at the depositary bank’s principal office, at the office of the custodian and at any other designated transfer office.

Dividends and Distributions
As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will give prior notice thereof to the depositary bank and we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange, if necessary, for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws of the Cayman Islands and regulations.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Shares
Whenever we make a free distribution of common shares for the securities on deposit with the custodian, we will give prior notice thereof to the depositary bank. The depositary bank will either distribute to holders new ADSs representing the common shares deposited or modify the ADS-to-common shares ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-common shares ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.
No such distribution of new ADSs will be made if it would violate applicable law or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to purchase additional common shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new common shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:
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We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

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We fail to deliver satisfactory documents to the depositary bank; or

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It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional common shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to you only if it is reasonably practical and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, common shares or rights to purchase additional common shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to you and will sell the property if:
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We do not request that the property be distributed to you or if we ask that the property not be distributed to you;

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We do not deliver satisfactory documents to the depositary bank; or

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The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemptions
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide a notice of the redemption to the holders.

The custodian will be instructed to surrender the common shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Shares
The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, or call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the common shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Common Shares
The depositary bank may create ADSs on your behalf if you or your broker deposit common shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.
If you make a deposit of common shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:
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The common shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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All preemptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised.

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You are duly authorized to deposit the common shares.

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The common shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

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The common shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:
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Ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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Provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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Provide any transfer stamps required by the State of New York or the United States; and

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Pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Shares upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian’s offices. Your ability to withdraw the common shares may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the common shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
•
Temporary delays that may arise because (i) the transfer books for the common shares or ADSs are closed, or (ii) common shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•
Obligations to pay fees, taxes and similar charges.

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Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of common shares are described in “— Voting Rights Attaching to the Shares” above.
At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.
If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder’s ADSs in accordance with such voting instructions.
In the event of voting by a show of hands, each shareholder present has one vote irrespective of the number of common shares held by such person and the depositary bank shall vote or cause the custodian to vote all the common shares then on deposit in accordance with instructions received from a majority of holders giving voting instructions. In the event of poll voting, each shareholder has an amount of votes equal to the number of common shares held as of the record date for the meeting and the depositary bank shall vote or cause the custodian to vote the common shares on deposit in respect of ADSs for which holder of ADSs have timely given voting instructions to the depositary bank.
If the depositary bank timely receives voting instructions from a holder of ADSs that fail to specify the manner in which the depositary bank is to vote the common shares represented by that holder’s ADSs, the depositary bank will deem the holder to have voted in favor of the items set forth in the voting instructions. If the depositary bank does not timely receive voting instructions from a holder of ADSs and we have timely provided the depositary bank with our notice of meeting and related materials, that holder will be deemed, and the depositary bank will deem that holder to have instructed the depositary bank to give a discretionary proxy to a person designated by us to vote the common shares represented by the ADSs at our discretion, unless:
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we have failed to timely provide the depositary bank with our notice of meeting and related voting materials;

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we have instructed the depositary bank that we do not wish a discretionary proxy to be given;

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we have informed the depositary bank that there is substantial opposition as to a matter to be voted on at the meeting;

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a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

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voting at the meeting is made on a show of hands.

We have advised the depositary bank that under the Cayman Islands’ law as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is demanded. The depositary bank will not join in demanding a poll, whether or not requested to do so by holders of ADSs. Please see above under “— Voting Rights Attaching to the Shares.”
Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service	Rate
(1) Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.
(2) Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.
(3) Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.
(6) Depositary Services.	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held.
(7) Transfer of ADRs.	U.S. $1.50 per certificate presented for transfer.

As an ADS holder you will also be responsible to pay certain charges such as:
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taxes (including applicable interest and penalties) and other governmental charges;

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registration fees as may from time to time be in effect for the registration of common shares or other Deposited Securities on the share register and applicable to transfers of common shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

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cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Common shares or Holders and Beneficial Owners of ADSs;

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the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

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fees and expenses as are incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to common shares, Deposited Securities, ADSs and ADRs; and

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the fees incurred by the depositary bank, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Amendments and Termination
We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act of 1933, as amended, or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except to comply with mandatory provisions of law).
We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination, which notice shall fix a date for termination of the deposit agreement.
After the termination and prior to any sale of the deposited securities held on deposit, you will be able to request the cancellation of your ADSs and the withdrawal of the common shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those common shares on the same terms as prior to the termination. During such period, the depositary bank will continue to collect all distributions received on the common shares on deposit (e.g., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.
At any time after the date fixed for termination of the deposit agreement, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, expenses and taxes).
After termination, your obligations under the deposit agreement as an ADS holder will continue until your ADSs are presented to the depositary bank for cancellation.
Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:
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We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided that it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

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We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, any provision of our Memorandum and Articles of Association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

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We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Memorandum and Articles of Association or in any provisions of securities on deposit.

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We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.

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We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement. No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

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Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the common shares, and such limitations would most likely not apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the common shares and not under the deposit agreement.
In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:
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Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of common shares (including common shares represented by ADSs) are governed by the laws of the Cayman Islands.
As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary bank, may only be instituted in a state or federal court in the city of New York.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary bank arising out of or relating to our common shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary bank opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common shares. Warrants may be offered independently or together with common shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file or furnish with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent (if any) may act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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the terms of any rights to redeem or call the warrants;

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United States federal income tax consequences of holding or exercising the warrants, if material; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the related expiration date, unexercised warrants will become void.
We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Prior to the exercise of any warrants to purchase common shares, holders of the warrants will not have any of the rights of holders of common shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common shares purchasable upon exercise, if any.

PLAN OF DISTRIBUTION
The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:
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through agents;

•
to or through underwriters;

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to or through broker-dealers (acting as agent or principal);

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in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•
directly to purchasers, through a specific bidding auction process, negotiated sale or otherwise; or

•
through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.
Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:
•
the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

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the terms of the offering;

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any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

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any over-allotment option under which any underwriters may purchase additional securities from us; and

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any public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:
•
transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

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in the over-the-counter market;

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in negotiated transactions;

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under delayed delivery contracts or other contractual commitments; or

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a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.
If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.
Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information — E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES
The Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. The Company is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.
Substantially all of our assets are located outside the United States. Our directors and executive officers are located in mainland China or Hong Kong, among which, Xiaofeng Ma, our Chairman of the board of directors and Chief Executive Officer, Jun Zhang, our President and director, Zhilei Tong, our director, and Ruobai Sima, our Chief Financial Officer, are located in mainland China, and Andrew Y Yan, Hope Ni, and Alec Tsui, each a director of ours, are located in Hong Kong. A substantial portion of the assets of these individuals are located outside the United States. As a result, it may be difficult, impractical or impossible for you to effect service of process within the United States upon us, the VIE or these individuals, to bring an action under the civil liability provisions of the U.S. federal securities laws against us, the VIE or our directors and executive officers in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws, or to enforce against us, the VIE or our directors and executive officers judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Item 3. Key Information — D. Risk factors — Risks Relating to Our ADSs — Certain judgments obtained against us, the VIE or our directors and executive officers by our shareholders may not be enforceable” in our annual report on Form 20-F for the year ended December 31, 2023 incorporated herein by reference.
We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
Conyers, Dill & Pearman, our counsel as to Cayman Islands law, and Jincheng Tongda & Neal Law Firm, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively, (i) recognize or enforce judgments of United States courts obtained against us, the VIE or our directors and executive officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands or China against us, the VIE or our directors and executive officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Conyers, Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty), or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such federal or state courts of the United States had proper jurisdiction over the parties subject to such judgment; (b) such federal or state courts of the United States did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.
Jincheng Tongda & Neal Law Firm has advised us further that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment against us, the VIE or our directors and executive officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

EXPENSES
The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.
SEC Registration Fee	US$	US$0
Legal Fees and Expenses	US$	*
Accounting Fees and Expenses	US$	*
Miscellaneous	US$	*
Total	US$	*

*
To be provided by a prospectus supplement or as an exhibit to a Report of Foreign Issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

LEGAL MATTERS
We are being represented by Morgan, Lewis & Bockius LLP with respect to legal matters of United States federal securities and New York State law. The validity of the securities in this offering and legal matters as to Cayman Islands law will be passed on for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Jincheng Tongda & Neal Law Firm. Morgan, Lewis & Bockius LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Jincheng Tongda & Neal Law Firm with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of ATA Creativity Global as of December 31, 2022, and for each of the years in the two-year period ended December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The offices of KPMG Huazhen LLP are located at 8th Floor, KPMG Tower, Oriental Plaza, 1 East Chang An Avenue, Beijing, People’s Republic of China.
The consolidated financial statements of ATA Creativity Global as of December 31, 2023, and for the fiscal year ended December 31, 2023 have been incorporated by reference herein in reliance upon the report of Audit Alliance LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The offices of Audit Alliance LLP are located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F and reports on Form 6-K, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our fourth amended and restated memorandum and articles of association provides for indemnification of officers and directors out of our assets and profits for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.
We have also entered into indemnification agreements with all of our directors and executive officers whereby we agree to indemnify them against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.
Item 9.   Exhibits
See Exhibit Index beginning on page II-4 of this registration statement.
Item 10.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Exhibit Index
1.1**	Form of Placement Agreement
4.1	Form of Deposit Agreement by and among the Registrant, the Depositary, and the Holders and Beneficial Owners of the American Depositary Shares (incorporated herein by reference to Exhibit (a) to the Pre-Effective Amendment No. 1 to Form F-6 registration statement (File No. 333-148641), filed with the Securities and Exchange Commission on January 17, 2008)
4.2	Registrant’s Specimen American Depositary Receipt (incorporated herein by reference to the registration statement on Form F-6 pursuant to Rule 424(b)(3) (File No. 333-148641), filed with the Securities and Exchange Commission on October 1, 2019)
4.3**	Form of Warrant Agreement
4.4**	Form of Global Warrant to Purchase ADSs (included in Exhibit 4.3)
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered
23.1*	Consent of KPMG Huazhen LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Audit Alliance LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4*	Consent of Jincheng Tongda & Neal Law Firm
24.1*	Powers of Attorney (included on signature page)
107*	Filing Fee Table

*
Filed herewith

**
To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on April 25, 2024.
ATA Creativity Global
By:
/s/ Xiaofeng Ma

Name: Xiaofeng Ma
Title:  Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xiaofeng Ma as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 25, 2024.
Signature	Title
/s/ Xiaofeng Ma Xiaofeng Ma	Chairman and Chief Executive Officer
/s/ Ruobai Sima Ruobai Sima	Chief Financial Officer
/s/ Jun Zhang Jun Zhang	President and Director
/s/ Andrew Y Yan Andrew Y Yan	Director
/s/ Hope Ni Hope Ni	Director
/s/ Alec Tsui Alec Tsui	Director
/s/ Zhilei Tong Zhilei Tong	Director

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement or amendment thereto in Newark, Delaware, the United States, on April 25, 2024.
Puglisi & Associates
By:
/s/ DONALD J. PUGLISI

Name: Donald J. Puglisi
Title:  Managing Director